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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Agreement and Plan of Merger
dated as of September 16, 2008
among
Coria Laboratories, Ltd.,
the Shareholders of Coria Laboratories, Ltd.,
Valeant pharmaceuticals international
and
CL Acquisition Corp.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

-i-

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(Continued)

-ii-

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Commission. Confidential Treatment Requested Under
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(Continued)
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-iii-

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Commission. Confidential Treatment Requested Under
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(Continued)
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(Continued)

Page
12.8 Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver	68
12.9 Counterparts	68
12.10 Time of Essence	68
12.11 No Third Party Beneficiaries	68
12.12 Expenses	68

-v-

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17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Schedules and Exhibits

Schedule I:	Allocation of Product Returns for Specified Lot Numbers
Exhibit A:	Ownership of Company Common
Exhibit B:	Working Capital Methodology
Exhibit C:	Form of Transition Services Agreement
Exhibit D:	Form of Amended and Restated Manufacturing Agreement
Exhibit E:	Form of Assignment of Claims
Exhibit F:	Form of Product Development Agreement

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Agreement and Plan of Merger
     This Agreement and Plan of Merger (“Agreement”) is made as of September 16, 2008 (the “Effective Date”), among (a) Coria Laboratories, Ltd., a Delaware corporation (the “Company”); (b) the stockholders of the Company (collectively, the “Sellers”): DFB Pharmaceuticals, Inc., a Texas corporation (“DFB”), H. Paul Dorman, John W. Feik, Anne Burnett Windfohr, John L. Marion and John W. Mason; (c) Valeant Pharmaceuticals International, a Delaware corporation (“Buyer”); and (d) CL Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Buyer (“Newco”). The Company, the Sellers, Buyer and Newco are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Recitals
     The Sellers, collectively, hold of record and own beneficially all of the issued and outstanding capital stock of the Company, which consists solely of the Common Stock, par value $0.01 per share, of the Company (“Company Common”). The number of shares of Company Common, and the percentage of the outstanding Company Common, held and owned by each Seller is set forth adjacent to such Seller’s name on Exhibit A.
     Buyer holds of record and owns beneficially all of the issued and outstanding capital stock of Newco, which consists solely of the Common Stock, par value $0.001 per share, of Newco (“Newco Common”).
     The Board of Directors of Newco, Buyer, and the Company have each approved the merger of Newco with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the merger (the “Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement.
     Pursuant to the Merger, the Company Common held by the Sellers will be converted into the right to receive the Merger Consideration (as defined herein), and all of the outstanding shares of Newco Common will continue as the outstanding capital stock of the Surviving Corporation.
     The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger.
Agreement
     Now, Therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
ARTICLE 1
DEFINITIONS
     For purposes of this Agreement, the following terms have the meanings specified or referenced below.
     “1933 Act” means the Securities Act of 1933, as amended.
     “280G Approval” has the meaning set forth in Section 7.10.
     “Acquired Person” has the meaning set forth in Section 3.33.
     “Adjusted Current Assets” means the aggregate amount of the current assets of the Company shown on the Closing Date Balance Sheet as such current assets are calculated in accordance with the Working Capital Methodology, but excluding Cash.
     “Adjusted Current Liabilities” means the aggregate amount of the current liabilities of the Company shown on the Closing Date Balance Sheet as such current liabilities are calculated in accordance with the Working Capital Methodology, but excluding (i) any Indebtedness of the Company and (ii) any of the Company’s Transaction Expenses.
     “Adjusted Net Working Capital” means an amount equal to the Adjusted Current Assets less the Adjusted Current Liabilities.
     “Affiliate” means with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
     “Aggregate Accounting Fees” has the meaning set forth in Section 2.5(c).
     “Agreement” has the meaning set forth in the introductory paragraph.
     “Amended and Restated Facility Lease” has the meaning set forth in Section 2.3(d)(viii).
     “Amended and Restated Manufacturing Agreement” has the meaning set forth in Section 2.3(d)(vi).
     “Asserted Liability” has the meaning set forth in Section 11.4.
     “Assignment of Claims” has the meaning set forth in Section 2.3(d)(vii).
     “Audited Financial Statements” has the meaning set forth in Section 3.5(a).
     “Base Merger Consideration” means $95,000,000 in cash.
     “Benefit Plans” has the meaning set forth in Section 3.11.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     “Business” means the business of developing, labeling, marketing, selling and otherwise distributing the Company Products from the Facilities, and all ancillary activities and business operations in connection therewith.
     “Buyer” has the meaning set forth in the introductory paragraph.
     “Buyer Cap” has the meaning set forth in Section 11.3(c).
     “Buyer Indemnitees” has the meaning set forth in Section 11.2(a).
     “Buyer Severance Expenses” means any severance disclosed on Schedule 3.17 for employees terminated by the Buyer or the Surviving Corporation without cause on or within one (1) year following the Closing Date.
     “Buyer’s Transaction Expenses” means all costs and expenses incurred by or on behalf of Buyer and its affiliates in connection with the preparation, execution and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, all fees and out-of-pocket expenses of such entities’ Representatives, the fees and expenses due in connection with any debt or equity financing arranged by or for the benefit of Buyer or Newco and any fees or expenses paid or incurred by Buyer in connection with the notifications and approvals required under the HSR Act, including the HSR Act filing fee.
     “Cash” means the cash and cash equivalents of the Company on the Closing Date as shown on the Closing Date Balance Sheet and calculated in accordance with GAAP. For avoidance of doubt, Cash shall (i) be reduced by checks and drafts written by the Company but not yet cleared and (ii) be increased by checks and drafts deposited for the account of the Company but not yet cleared.
     “CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et. seq., as amended.
     “Closing” has the meaning set forth in Section 2.3(a).
     “Closing Date” has the meaning set forth in Section 2.3(a).
     “Closing Date Balance Sheet” has the meaning set forth in Section 2.5(a)(i).
     “Closing Merger Consideration” means the Base Merger Consideration less the Escrow Amounts.
     “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” has the meaning set forth in the introductory paragraph.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     “Company Common” has the meaning set forth in the Recitals.
     “Company Intellectual Property means all Intellectual Property Rights owned by, under obligation or assignment to, licensed or used by the Company in the Business as previously conducted or as currently conducted.
     “Company Organizational Documents” has the meaning set forth in Section 3.1.
     “Company Product” means each of the pharmaceutical products listed on Schedule 3.12(a) together with each other pharmaceutical product subject to the Federal Food, Drug, and Cosmetic Act, the U.S. Food and Drug Administration regulations promulgated thereunder, or similar legal provisions in any domestic or foreign jurisdiction that is developed, manufactured, tested, packaged, labeled, marketed, sold, and/or distributed by the Company.
     “Company’s Transaction Expenses” means all costs and expenses incurred by the Company or the Sellers, or on their behalf, in connection with the preparation, execution and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including fees, expenses and indemnification obligations owed by the Sellers to William Blair & Company, L.L.C.), but specifically excluding Buyer’s Transaction Expenses.
     “Contract” means any agreement, contract, obligation, promise, or undertaking (whether written or oral) that is legally binding.
     “Deductible” has the meaning set forth in Section 11.2(d).
     “DFB” has the meaning set forth in the introductory paragraph.
     “DGCL” has the meaning set forth in Section 2.1(a).
     “Disclosure Schedules” means the disclosure schedules of the Sellers delivered to Buyer on the Effective Date.
     “Dispute Resolution Period” has the meaning set forth in Section 11.5.
     “DPT” means DPT Laboratories, Ltd., a Texas limited partnership.
     “Effective Date” means the date as of which this Agreement was executed as set forth in the first sentence of this Agreement.
     “Effective Time” has the meaning set forth in Section 2.1(a).
     “Encumbrance” means any charge, lien, mortgage, deed of trust, pledge, security interest, option, right of first refusal, easement, servitude, restrictive covenant, encroachment, encumbrance, or other similar restriction.
     “End Date” has the meaning set forth in Section 10.1(b).

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     “Environmental Law” means and includes any Legal Requirement in effect on the Closing Date relating to pollution or protection of the environment including, without limitation: (i) CERCLA; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); and (ix) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) through (viii) of this subparagraph; in each case as in effect on the Closing Date.
     “Environmental Permits” has the meaning set forth in Section 3.9(b).
     “Equity Interests” means any capital stock, partnership or limited liability company interest or other equity or voting interest; or any security or evidence of indebtedness convertible into or exchangeable for any capital stock, partnership or limited liability company interest or other equity or voting interest; or any right, warrant or option to acquire any of the foregoing; or any commitment, agreement, or other arrangement, whether written or oral, to acquire, issue, sell, transfer, or otherwise dispose of any of the foregoing.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rules issued thereunder.
     “ERISA Affiliate” means any person that, together with the Company, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.
     “Escrow Agent” means U.S. Bank National Association.
     “Escrow Amounts” means the Indemnity Escrow Amount plus the Return Escrow Amount.
     “Facility” means the portion of the building located at 3801 Hulen St., Fort Worth, Texas, that is leased by the Company from Healthpoint pursuant to the Facility Lease and at which the Company has its principal office.
     “Facility Lease” means the Lease Agreement, dated June 1, 2007, by and between Healthpoint, as landlord, and the Company, as tenant, pursuant to which the Company has leased the Facility from Healthpoint.
     “Facilities” has the meaning set forth in Section 3.9(a).
     “FDA” has the meaning set forth in Section 3.12(a)(i).
     “FFDCA” has the meaning set forth in Section 3.12(a)(i).
     “Financial Statements” has the meaning set forth in Section 3.5(a).

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     “GAAP” means United States generally accepted accounting principles as in effect on the Effective Date.
     “Governmental Authority” means any:
(1)	nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(2)	federal, state, local, municipal, foreign, or other government;

(3)	governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(4)	multinational organization or body; or

(5)	body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
     “Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.
     "[...***...]” has the meaning set forth in [...***...].
     “Hazardous Activities” means the generation, handling, importing, management, manufacturing, processing, production, refinement, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof.
     “Hazardous Materials” means any waste or other substance that is listed, defined, designated, classified as, or determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant or otherwise regulated under or pursuant to any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, oil and petroleum and all derivatives and constituents thereof, polychlorinated biphenyls (PCBs), and asbestos or asbestos-containing materials.
     “Healthpoint” means Healthpoint Ltd., a Texas limited partnership.
     “HSR Act” means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
     “Indebtedness” means with respect to the Company, whether recourse as to all or a portion of the Company’s assets, (i) the principal of and premium, if any, in respect of any indebtedness of the Company for money borrowed, (ii) the principal, premium, if any, and interest with respect to obligations of the Company evidenced by bonds, debentures, notes or other similar instruments,
***Confidential Treatment Requested***

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) all obligations of the Company in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) but only to the extent of drawings thereunder, (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or in default), (v) every capital lease obligation (determined in accordance with GAAP) of the Company, except for capital lease obligations arising in the ordinary course of business, (vi) every obligation to pay rent or other payment amounts of the Company with respect to any sale-leaseback transaction to which the Company is a party, payable through the stated maturity of such sale-leaseback transaction, (vii) factoring arrangements of the Company, whether or not such arrangements appear on the balance sheet of the Company, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person the payment of which (A) the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, or (B) is secured by an Encumbrance on any asset of the Company, whether or not such obligation is assumed by the Company.
     “Indemnification Notice” has the meaning set forth in Section 11.4.
     “Indemnifying Party” has the meaning set forth in Section 11.4.
     “Indemnitee” has the meaning set forth in Section 11.4.
     “Indemnity Escrow Agreement” has the meaning set forth in Section 2.3(d)(iii).
     “Indemnity Escrow Amount” means $[...***...].
     “Independent Accounting Firm” has the meaning set forth in Section 2.5(c).
     “Individual Seller” means, individually or collectively, H. Paul Dorman, John W. Feik, Anne Burnett Windfohr, John L. Marion and John W. Mason.
     “Intellectual Property Rights” means all intellectual property or proprietary rights of any description of any Person, including all rights of any Person in and to (i) inventions, invention disclosures, patents, patent applications and patent disclosures, together with all reissues, continuations, continuations in part, revisions, extensions, reexams, provisionals, divisions, renewals, revivals, and foreign counterparts thereof and all registrations and renewals in connection therewith, and any documents and filings claiming priority to or serving as the basis for priority thereof, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) works of authorship, copyrights and all applications, registrations and renewals in connection therewith, (iv) industrial designs and mask works and all applications, registrations and renewals in connection therewith, (v) trade secrets, confidential business information (including ideas, concepts, research and development, know-how, show-how, formulas, algorithms, models, methodologies, molds, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, assembly, test, installation, service and
***Confidential Treatment Requested***

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
inspection instructions and procedures, technical, operating and service and maintenance manuals, databases and data, hardware reference manuals and engineering, programming, service and maintenance notes and logs), (vi) computer software (including all source code, object code, data and related documentation) and technology, (vii) Internet addresses, URL, domain names, websites and web pages, (viii) all moral and economic rights of authors and investors, however denominated, (ix) goodwill related to all of the foregoing, and (x) any similar or equivalent rights to any of the foregoing anywhere in the world.
     “Inventory” means all finished goods inventory of the Company Products.
     “IP Licenses” means all licenses, sublicenses and other agreements or permissions related to Company Intellectual Property under which the Company is a licensor or licensee or escrow beneficiary.
     “IRS” means the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.
     “Key Customers” has the meaning set forth in Section 3.19(a).
     “Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.
     “Liability” means all liabilities and obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).
     “Losses” of a Person means any liabilities, losses, damages, deficiencies, assessments, penalties, judgments and costs or expenses (including out-of-pocket expenses for investigation and defense and reasonable attorneys’ fees) actually incurred or sustained by the indemnified party, but specifically excluding any punitive damages.
     “Material Adverse Effect” means any change, event, effect or condition that, individually or together with any other change, event, effect or condition, is, or is reasonably likely to be, materially adverse to a Person or its assets, results of operations or financial condition, or on the ability of the Parties to consummate timely the transactions contemplated hereby; provided, however, that none of the following shall constitute a Material Adverse Effect: (i) any adverse change, event, effect or condition (A) arising from or relating to national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack anywhere in the world or (B) as a result of or related to this Agreement or the transactions contemplated hereby or the announcement hereof, (ii) any existing event, occurrence, or circumstance that was disclosed in the Disclosure Schedules as of the Effective Date and (iii) with respect to a Material Adverse Effect on the Company, any adverse change in or effect on the business, assets, financial condition or results of operations of the Company that is cured to the reasonable satisfaction of Buyer before the earlier of (A) the Closing Date and (B) the date on which this Agreement is terminated pursuant to Article 10 hereof.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     “Material Contracts” has the meaning set forth in Section 3.16(a).
     “Merger” has the meaning set forth in the Recitals.
     “Merger Consideration” means the Base Merger Consideration, as such amount may be increased or decreased on a dollar-for-dollar basis for the adjustments required by Section 2.4.
     “Merger Documents” has the meaning set forth in Section 2.1(a).
     “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.
     “Net Worth” means, for any Person, the amount obtained by subtracting (i) the liabilities of such Person (together with its consolidated Subsidiaries, if applicable), calculated in accordance with GAAP, from (ii) the assets of such Person (together with its consolidated Subsidiaries, if applicable), calculated in accordance with GAAP, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper.
     “Newco” has the meaning set forth in the introductory paragraph.
     “Newco Common” has the meaning set forth in the Recitals.
     “Non-Disclosure Agreement” means the non-disclosure agreement entered into between the Company and Buyer dated June 1, 2007.
     “Non-Patent IP” has the meaning set forth in Section 3.18(a).
     “Noncompetition Period” means the period of time which commences at the Effective Time and runs for a period of five (5) years after the Effective Time.
     “Objection” has the meaning set forth in Section 11.5.
     “Occupational Safety and Health Law” means any Legal Requirement in effect on the Closing Date designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.
     “Order” means any award, writ, injunction, judgment, order or decree entered, issued, made, or rendered by any Governmental Authority.
     “Party” or “Parties” has the meaning set forth in the introductory paragraph.
     “Patent IP” has the meaning set forth in Section 3.18(b).
     “Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due or payable or that are being contested in good faith by appropriate Proceedings for which adequate reserves in accordance with GAAP are maintained and are reflected on the Closing Date Balance Sheet; (ii) Encumbrances in favor of vendors, carriers, warehousemen, repairmen, mechanics, workers, materialmen, construction or other Encumbrances arising by operation of law or in the ordinary

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate Proceedings, for which adequate reserves in accordance with GAAP are maintained and are reflected on the Closing Date Balance Sheet; (iii) Encumbrances arising pursuant to Indebtedness that will be released at or prior to the Closing; (iv) easements, servitudes, reservations, rights-of-way, restrictions, covenants, conditions and other similar encumbrances whether of record or apparent on the premises, including but not limited to road, highway, pipeline, railroad and utility easements and servitudes, and municipal, zoning and building by-laws that do not, individually or in the aggregate, materially interfere with the use, occupancy or operation of the real property as currently used, occupied and operated or as intended to be used, occupied and operated by the Company in the Business; (v) statutory Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, employment insurance and other social security legislation; (vi) deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vii) Encumbrances encumbering customary deposit accounts or brokerage accounts incurred in the ordinary course of business; (viii) Encumbrances that arise under Article 4 of the Uniform Commercial Code of any applicable jurisdiction on items in collection and documents and proceeds related thereto; (ix) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business and set forth on the Disclosure Schedules as of the Effective Date that, individually or in the aggregate, do not interfere materially with the ordinary conduct of the Business; (x) Encumbrances encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of setoff; (xi) Encumbrances of bailees on assets entrusted to the bailees in the ordinary course of business, consistent with past practices, as set forth on the Disclosure Schedules as of the Effective Date; (xii) Encumbrances in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xiii) other Encumbrances arising in the ordinary course of business and not incurred in connection with the borrowing of money or other Indebtedness and set forth on the Disclosure Schedules.
     “Person” means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.
     “Pre-Closing Tax Period” has the meaning set forth in Section 9.5(a).
     “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) involving the Company commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.
     “Product Development Agreement” has the meaning set forth in Section 2.3(d)(ix).
     “Product Return Amount” means the aggregate sales price of all products sold by the Company prior to the Effective Time that are returned by customers to the Surviving Corporation following the Effective Time. The sales price for any returned products included within the lot numbers set forth on Schedule I shall be allocated between the pre-Effective Time and post-Effective Time periods in the proportion set forth for such lot number on such Schedule I. DFB and

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
the Surviving Corporation shall mutually agree on Schedule I within sixty (60) days after the Closing Date.
     “Proposal” means any actions through which a party who is not a party to the Agreement seeks to initiate, encourage, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution, equity investment or similar transaction involving, or any purchase of all or any substantial portion of the assets or any securities of the Company.
     “Publicly Available Software” means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., GNU General Public License, Apache Software License, MIT License), or pursuant to similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, hosting and/or distribution of such software or of other software used or developed with, incorporated into, derived from, or distributed with such software, that such software or other software (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; (C) be redistributed, hosted or otherwise made available at no or minimal charge; or (D) be licensed, sold or otherwise made available on terms that (x) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of such software or other software or (y) grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of such software or other software.
     “Related Party” means any partner, shareholder, director, officer, employee, trustee, beneficiary or Affiliate (meaning a wife, husband, or other Person controlled by, controlling or under common control with another Person) of the Company or any Seller.
     “Related Party Transactions” has the meaning set forth in Section 3.20(a).
     “Release” has the same meaning ascribed thereto under CERCLA Section 101(22), except that it shall apply to any and all Hazardous Materials, not just CERCLA hazardous substances, including, without limitation, any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.
     “Representative” means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.
     “Restricted Business” has the meaning set forth in Section 9.6(a).
     “Return Escrow Agreement” has the meaning set forth in Section 2.3(d)(iv).
     “Return Escrow Amount” means $ [...***...]
     “Seller Indemnitees” has the meaning set forth in Section 11.3(a).
***Confidential Treatment Requested***

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     “Seller Severance Expenses” means (i) all transaction, sale or retention bonus payments, or phantom stock due to senior executives or other employees or former employees, as applicable, of the Company as a result of the transactions contemplated by this Agreement which are not otherwise Buyer Severance Expenses and (ii) all severance payments due and owing to Steve Clark as a result of the transactions contemplated by this Agreement.
     “Sellers” has the meaning set forth in the introductory paragraph.
     “Sellers Cap” has the meaning set forth in Section 11.2(d).
     “Sellers’ Knowledge” means with respect to any matter in question, the actual knowledge of the matter of question by (i) Anne Burnett Windfohr, John L. Marion or John W. Mason or (ii) H. Paul Dorman, John W. Feik, Paul Johnson, William Clark, Michael Steadman, Steve Clark, Michael A. Patterson or Mark A. Mitchell, or any of their respective direct reports.
     “Stockholder Representative” has the meaning set forth in Section 11.10.
     “Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.
     “Surviving Corporation” has the meaning set forth in the Recitals.
     “Tangible Personal Property” has the meaning set forth in Section 3.7.
     “Target Net Working Capital” means $5,850,000.
     “Tax” or “Taxes” means any federal, state, provincial, local, foreign or other income, alternative, minimum, add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, intangibles, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), natural resources, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar taxes, duty, levy or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not).
     “Tax Claim” has the meaning set forth in Section 9.5(c).
     “Tax Indemnified Party” has the meaning set forth in Section 9.5(c).

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     “Tax Indemnifying Party” has the meaning set forth in Section 9.5(c).
     “Tax Notice” has the meaning set forth in Section 9.5(c).
     “Tax Return” means any return, declaration, report, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax.
     “Taxing Authority” means any Governmental Authority with administrative or judicial authority and responsibility for enforcing the payment of Taxes.
     “Third Party Claim” means any Proceeding that is instituted against an Indemnitee by a Person other than a Buyer Indemnitee or a Seller Indemnitee.
     “Transaction Documents” means this Agreement, the Amended and Restated Manufacturing Agreement, the Assignment of Claims, the Transition Services Agreement, and any other agreements, instruments, or documents entered into pursuant to this Agreement.
     “Transition Services Agreement” has the meaning set forth in Section 2.3(d)(v).
     “Ultimate Parent” has the meaning set forth in Section 3.33.
     “Unaudited Financial Statements” has the meaning set forth in Section 3.5(a).
     “Unlimited Representations” has the meaning set forth in Section 11.1.
     “Working Capital Methodology” means in accordance with GAAP consistently applied, except as modified by any applicable definitions herein or as otherwise described on Exhibit B.
ARTICLE 2
THE MERGER; CLOSING
          2.1 The Merger.
     The plan of merger for the Merger is as follows:
     (a) Filing of Merger Documents; Effective Time. On the Closing Date, and subject to the terms and conditions of this Agreement, the Company and Newco shall duly execute and file a certificate of merger and/or such other documents as may be required by the General Corporation Law of the State of Delaware (“DGCL”) to effect the Merger (the “Merger Documents”) with the Secretary of State of the State of Delaware. The Merger shall become effective at the time specified in the Merger Documents (the “Effective Time”).
     (b) Merger; Surviving Corporation. At the Effective Time, in accordance with this Agreement and in accordance with provisions of the DGCL, Newco shall be merged with and into the Company. Following the Merger, the separate corporate existence of Newco shall cease and the Company shall continue as the Surviving Corporation and shall succeed to and assume

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
all the rights, properties, liabilities and obligations of the Company and Newco in accordance with the DGCL.
     (c) Effects of the Merger. Upon the Effective Time, the Merger shall have the effects provided for in the DGCL.
     (d) Conversion of Company Common. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Newco, the Surviving Corporation, Buyer, any Seller or any other Person, the Company Common outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a right to receive the Merger Consideration. Upon such conversion of Company Common upon consummation of the Merger, each Seller shall be entitled to receive the portion of the Merger Consideration that is equal to the percentage of the outstanding Company Common owned by such Seller (as set forth in Exhibit A).
     (e) Conversion of Newco Common. Each share of Newco Common issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of the common stock, par value $0.001 per share, of the Surviving Corporation.
     (f) Surviving Corporation Organizational Documents. At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Newco as in effect immediately prior to the Effective Time and in the form consistent with the provisions of the DGCL. As so amended and restated, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, until amended thereafter in accordance with applicable Legal Requirement. At the Effective Time, the By-laws of the Company shall be amended and restated in its entirety to be identical to the By-Laws of Newco as in effect immediately prior to the Effective Time.
     (g) Directors and Officers of the Surviving Corporation. The directors of Newco holding office immediately prior to the Effective Time shall become the directors of the Surviving Corporation at and as of the Effective Time (retaining their respective terms of office). The officers of Newco holding office immediately prior to the Effective Time shall become the officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).
     (h) Termination of Agreements. Any and all voting agreements, restrictions on transfer, preemptive rights, rights of first refusal, management rights, rights to repurchase, rights to indemnification, parallel exit rights and registration rights held by or imposed upon the Sellers or associated with the Company Common shall terminate with regard to the Company Common at the Effective Time.
     (i) Waiver of Appraisal Rights. Each of the Sellers hereby waives, and hereby covenants and agrees not to assert, exercise or perfect, any and all appraisal or dissenters’ rights that it may have with respect to the Merger or the Company Common.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          2.2 Certain Events Immediately Prior to the Closing.
     Immediately prior to the Closing, in addition to such other actions as may be provided for in this Agreement:
     (a) Releases. The Sellers shall obtain discharges of all Encumbrances (other than Permitted Encumbrances), each in form and substance satisfactory to Buyer, with respect to the Company Common and the Assets, as well as a release of any Indebtedness of the Company in form and substance reasonably satisfactory to Buyer.
     (b) Wire Instructions. The Stockholder Representative shall provide Buyer with wire transfer instructions at least two (2) business days prior to the Closing.
     (c) Transaction Expenses. The Sellers shall provide Buyer with a schedule setting forth the aggregate amount of the unpaid Company’s Transaction Expenses through the Closing at least two (2) business days prior to the Closing.
     (d) Cash Distribution. The Company shall distribute all Cash to the Sellers.
          2.3 Closing.
     (a) Closing Location and Date. The closing of the Merger (the “Closing”) and the other transactions provided for in this Agreement shall take place at the offices of DFB, 3909 Hulen St., Fort Worth, Texas 76107, at 10:00 a.m. on the date that is three (3) business days following the satisfaction (or waiver by the Party entitled to the benefit thereof) of each of the conditions set forth in Article 7 and Article 8 (other than conditions that are to be satisfied by actions taken at the Closing), or at such other time and place as the Parties may agree (the date on which the Closing shall occur is referred to herein as the “Closing Date”).
     (b) Funding and Disbursement at Closing. At the Closing, in addition to such other actions as may be provided for in this Agreement:
          (i) Buyer shall deliver the Closing Merger Consideration to the Sellers by paying to each Seller an amount of cash equal to the aggregate Closing Merger Consideration multiplied by the percentage of the outstanding Company Common owned by such Seller (as set forth in Exhibit A) by wire transfer of immediately available funds to the account or accounts designated by the Stockholder Representative (on behalf of the Sellers) to Buyer;
          (ii) The Sellers or their Affiliates, as appropriate, shall pay the Company’s Transaction Expenses to the extent remaining unpaid at the Closing;
          (iii) The Sellers or their Affiliates, as appropriate, shall pay the Seller Severance Expenses, whether or not previously accrued; and
          (iv) Buyer shall deliver the Escrow Amounts to the Escrow Agent.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     (c) Closing Deliveries Relating to the Merger. At the Closing, in addition to such other actions as may be provided for in this Agreement:
          (i) The Company and Newco shall duly execute and file the Merger Documents with the Secretary of State of the State of Delaware, as provided in Section 2.1(a); and
          (ii) The Sellers shall deliver to Newco any and all certificates representing shares of the Company Common outstanding immediately prior to the Effective Time, duly endorsed in blank or accompanied by appropriate stock transfer powers duly endorsed.
     (d) Other Closing Deliveries. At the Closing, in addition to such other actions as may be provided for in this Agreement:
          (i) The Stockholder Representative shall execute and deliver to Buyer the certificates provided for in Section 7.1 and Section 7.2;
          (ii) Buyer shall execute and deliver to the Sellers the certificates provided for in Section 8.1 and Section 8.2;
          (iii) Buyer, the Stockholder Representative and the Escrow Agent shall execute and deliver to one another an Escrow Agreement to be negotiated in good faith by the parties between the Effective Date and the Closing (the “Indemnity Escrow Agreement”);
          (iv) Buyer, the Stockholder Representative and the Escrow Agent shall execute and deliver to one another an Escrow Agreement to be negotiated in good faith by the parties between the Effective Date and the Closing (the “Return Escrow Agreement”);
          (v) The Buyer and Healthpoint shall execute and deliver to one another a Transition Services Agreement substantially in the form attached hereto as Exhibit C (the “Transition Services Agreement”);
          (vi) The Company and DPT shall execute and deliver to one another an Amended and Restated Manufacturing Agreement substantially in the form attached hereto as Exhibit D (the “Amended and Restated Manufacturing Agreement”);
          (vii) The Company and DFB shall execute and deliver to one another an Assignment of Claims substantially in the form attached hereto as Exhibit E (the “Assignment of Claims”);
          (viii) The Company and Healthpoint shall execute and deliver to one another an Amended and Restated Facility Lease to be negotiated in good faith by the parties between the Effective Date and the Closing (the “Amended and Restated Facility Lease”);
          (ix) Buyer and DFB shall execute and deliver to one another a Product Development Agreement substantially in the form attached hereto as Exhibit F (the “Product Development Agreement”);

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          (x) [...***...] shall deliver to the Buyer [...***...],[...***...] to [...***...], with respect to (A) [...***...] ([...***...]), (B) [...***...] ([...***...]) and (C) [...***...] ([...***...]); and
          (xi) The Sellers and the Company shall each execute all documents and take all other actions that, in either case, are reasonably requested by any of them to evidence the termination of the agreements that are to terminate as of the Effective Time pursuant to Section 2.1(h).
       2.4 Adjustments to Base Merger Consideration.
     To determine the aggregate amount of the Merger Consideration, the Base Merger Consideration shall be adjusted as follows:
     (a) the Base Merger Consideration shall be increased by the amount, if any, by which the Adjusted Net Working Capital exceeds the Target Net Working Capital; and
     (b) the Base Merger Consideration shall be decreased by the amount, if any, by which the Adjusted Net Working Capital is less than the Target Net Working Capital.
       2.5 Post-Closing Reconciliation of Net Working Capital.
     (a) Post-Closing Determinations. As promptly as practicable, but in any event within ninety (90) days following the Closing Date, Buyer shall cause to be prepared and delivered to the Stockholder Representative, together with all relevant working papers and supporting documentation:
          (i) An unaudited balance sheet of the assets and liabilities of the Company dated as of the Closing Date prepared in accordance with the Working Capital Methodology (the “Closing Date Balance Sheet”). The Closing Date Balance Sheet shall be dated as of 11:59 p.m. on the Closing Date and shall not take into account or otherwise give effect to the transactions contemplated by this Agreement to occur after the Closing Date.
          (ii) A statement setting forth the Buyer’s calculation of Adjusted Net Working Capital and the Merger Consideration. The Parties agree that the purpose of preparing the Closing Date Balance Sheet is to determine the amount of the Adjusted Net Working Capital and to reconcile any differences between such amount and the Target Net Working Capital. Such process is not intended to permit the introduction of different components, judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Closing Date Balance Sheet or determining the Adjusted Net Working Capital from the judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies described in the Working Capital Methodology or used in determining the Target Working Capital, except to the extent that any existing accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies are not in accordance with GAAP (other than such differences set forth on Exhibit B).
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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     (b) Access to Records. The Stockholder Representative shall be given timely access to all supporting documents and work papers used in the preparation of the Closing Date Balance Sheet, as reasonably requested in connection with its review of the Closing Date Balance Sheet and the calculation of the Adjusted Net Working Capital.
     (c) Resolution of Disputes. The Stockholder Representative may dispute any amounts reflected on the Closing Date Balance Sheet or the calculation of the Adjusted Net Working Capital; provided, however, that the Stockholder Representative shall have notified Buyer in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, as promptly as practicable but in any event no later than the 30th day following receipt by the Stockholder Representative of the items described in Section 2.5(a). In the event of such a dispute, Buyer and the Stockholder Representative shall attempt to reconcile their differences. If Buyer and the Stockholder Representative are unable to reach a resolution with such effect within thirty (30) days after receipt by Buyer of the Stockholder Representative’s written notice of dispute, Buyer and the Stockholder Representative shall submit the items remaining in dispute for resolution to the accounting firm of KPMG LLP (the “Independent Accounting Firm”), which shall, within thirty (30) days after such submission, determine and report to Buyer and the Stockholder Representative upon such remaining disputed items, and such report shall be final and binding on the Parties absent fraud or intentional misconduct. The fees and disbursements of the Independent Accounting Firm (the “Aggregate Accounting Fees”) shall be allocated between Buyer, on the one hand, and the Sellers, on the other hand, as follows: a portion of the Aggregate Accounting Fees equal to the product of the Aggregate Accounting Fees and a fraction, the numerator of which is the aggregate dollar amount of the disputed items resolved by the Independent Accounting Firm in favor of Buyer and the denominator of which is the aggregate dollar amount of all disputed items submitted to the Independent Accounting Firm for resolution, shall be allocated to the Sellers, and the remainder shall be allocated to Buyer (in each case as finally determined by the Independent Accounting Firm). In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.
     (d) Adjustments Final. The Merger Consideration, the Closing Date Balance Sheet and the Adjusted Net Working Capital shall be deemed final for the purposes of this Agreement upon the earlier of (i) the failure of the Stockholder Representative to notify Buyer of a dispute by the 30th day following receipt by the Stockholder Representative of the items described in Section 2.5(a), (ii) the resolution of all disputes pursuant to Section 2.5(c) by the Stockholder Representative and Buyer and (iii) the resolution of all disputes pursuant to Section 2.5(c) by the Independent Accounting Firm. The final determinations of such matters shall be non-appealable and incontestable by the Parties and each of their respective Affiliates and successors and assigns and not subject to collateral attack for any reason other than manifest error or fraud.
     (e) Reconciliation Payments.
          (i) If the Adjusted Net Working Capital, as determined pursuant to this Section 2.5, exceeds the Target Net Working Capital, then Buyer shall pay to the Sellers, in the aggregate, an amount equal to such excess by wire transfer in immediately available funds to the account or accounts designated by the Stockholder Representative no later than five (5) business

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
days following the final determination of the Adjusted Net Working Capital in accordance with Section 2.5(d).
          (ii) If the Target Net Working Capital exceeds the Adjusted Net Working Capital, as determined pursuant to this Section 2.5, then such excess shall be paid by the Escrow Agent to the Buyer from the Indemnity Escrow Amount by wire transfer of immediately available funds to the account designated by Buyer no later than five (5) business days following the final determination of the Adjusted Net Working Capital in accordance with Section 2.5(d).
       2.6 Post-Closing Reconciliation of Product Returns.
     (a) Buyer Return Statements. At any time and from time to time following the Effective Time, the Buyer may deliver to the Stockholder Representative a statement setting forth the aggregate Product Return Amount as of the date specified in such statement (each, a “Return Statement”); provided, however, that the Buyer may not deliver a Return Statement (i) until the aggregate Product Return Amount exceeds $[...***...], (ii) more frequently than once per calendar quarter or (iii) with respect to any returns received after the three (3) year anniversary of the Effective Time. The final Return Statement shall be delivered within sixty (60) days after the three (3) year anniversary of the Effective Time.
     (b) Access to Records. The Stockholder Representative shall be given timely access to all supporting documents and work papers used in the preparation of the Return Statement, as reasonably requested in connection with its review of the Return Statement and the calculation of the aggregate Product Return Amount.
     (c) Resolution of Disputes. The Stockholder Representative may dispute any amounts reflected on a Return Statement or the calculation of the Product Return Amount set forth thereon; provided, however, that the Stockholder Representative shall have notified Buyer in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, as promptly as practicable but in any event no later than the 30th day following receipt by the Stockholder Representative of the Return Statement. In the event of such a dispute, Buyer and the Stockholder Representative shall attempt to reconcile their differences. If Buyer and the Stockholder Representative are unable to reach a resolution with such effect within thirty (30) days after receipt by Buyer of the Stockholder Representative’s written notice of dispute, Buyer and the Stockholder Representative shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, within thirty (30) days after such submission, determine and report to Buyer and the Stockholder Representative upon such remaining disputed items, and such report shall be final and binding on the Parties absent fraud or intentional misconduct. The Aggregate Accounting Fees relating to such dispute shall be allocated between Buyer, on the one hand, and the Sellers, on the other hand, as follows: a portion of the Aggregate Accounting Fees equal to the product of the Aggregate Accounting Fees and a fraction, the numerator of which is the aggregate dollar amount of the disputed items resolved by the Independent Accounting Firm in favor of Buyer and the denominator of which is the aggregate dollar amount of all disputed items submitted to the Independent Accounting Firm for resolution, shall be allocated to the Sellers, and the remainder shall be allocated to Buyer (in each case as finally determined by the Independent
*** Confidential Treatment Requested***

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Accounting Firm). In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.
     (d) Adjustments Final. A Return Statement and the aggregate Product Return Amount as of the date of such Return Statement shall be deemed final for the purposes of this Agreement upon the earlier of (i) the failure of the Stockholder Representative to notify Buyer of a dispute by the 30th day following receipt by the Stockholder Representative of such Return Statement, (ii) the resolution of all disputes pursuant to Section 2.6(c) by the Stockholder Representative and Buyer and (iii) the resolution of all disputes pursuant to Section 2.6(c) by the Independent Accounting Firm. The final determinations of such matters shall be non-appealable and incontestable by the Parties and each of their respective Affiliates and successors and assigns and not subject to collateral attack for any reason other than manifest error or fraud.
     (e) Reconciliation Payments. If the aggregate Product Return Amount as of the date of a Return Statement, as determined pursuant to this Section 2.6, exceeds the sum of $[...***...] plus the aggregate amount of all previous payments to the Buyer pursuant to this Section 2.6(e), then such excess shall be paid by the Escrow Agent to the Buyer from the Return Escrow Amount by wire transfer of immediately available funds to the account designated by Buyer no later than five (5) business days following the final determination of such Product Return Amount in accordance with Section 2.6(d). Amounts held by the Escrow Agent pursuant to the Return Escrow Agreement shall be the sole and exclusive remedy of the Buyer and its Affiliates (including the Surviving Corporation) in respect of any Product Return Amount. For the purposes of clarity, the Buyer shall not be entitled to any payment, pursuant to this Section 2.6 or otherwise, with respect to any portion of the aggregate Product Return Amount that is less than $[...***...] or with respect to any portion of the aggregate Product Return Amount that is in excess of $[...***...]. Any portion of the Return Escrow Amount not required to be disbursed to the Buyer pursuant to this Section 2.6(e) in respect of Return Statements delivered on or before the three (3) year anniversary of the Effective Time shall be promptly disbursed by the Escrow Agent to the Stockholder Representative (on behalf of the Sellers).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
     The Sellers hereby jointly and severally represent and warrant to Buyer as follows (except that the representations and warranties set forth in Section 3.34 are made by each Seller severally as to himself or herself and not jointly):
       3.1 Organization, Good Standing and Authority.
     (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own its property and carry on its business as now being conducted, to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company. Complete copies of the Certificate
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***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
of Incorporation and Bylaws of the Company, in each case as amended as of the Effective Date (collectively, the “Company Organizational Documents”), have been made available for review by Buyer. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or be licensed would not have a Material Adverse Effect on the Company.
     (b) DPT is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas. DPT has full power and authority to enter into and perform its obligations under the Amended and Restated Manufacturing Agreement and the other Transaction Documents, if any, to which it is a party, and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Amended and Restated Manufacturing Agreement and the other Transaction Documents, if any, to which DPT is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of DPT.
     (c) Healthpoint is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas. Healthpoint has full power and authority to enter into and perform its obligations under the Transition Services Agreement and the other Transaction Documents, if any, to which it is a party, and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transition Services Agreement and the other Transaction Documents, if any, to which Healthpoint is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of Healthpoint.
       3.2 Enforceability of Transaction Documents.
     (a) This Agreement has been, and the other Transaction Documents to which the Company is a party will be at Closing, duly executed and delivered by the Company. This Agreement is, and the other Transaction Documents to which the Company is a party will be, at Closing, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.
     (b) The Amended and Restated Manufacturing Agreement and the other Transaction Documents, if any, to which DPT is a party, will be, at Closing, duly executed and delivered by DPT. The Amended and Restated Manufacturing Agreement and the other Transaction Documents, if any, to which DPT is a party will be at Closing, the legal, valid and binding obligations of DPT, enforceable against DPT in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.
     (c) The Transition Services Agreement and the other Transaction Documents, if any, to which Healthpoint is a party, will be, at Closing, duly executed and delivered by Healthpoint. The Transition Services Agreement and the other Transaction Documents, if any, to which

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Healthpoint is a party will be at Closing, the legal, valid and binding obligations of Healthpoint, enforceable against Healthpoint in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.
     3.3 No Conflicts.
     Except as set forth in Schedule 3.3, the execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (a) conflict with, violate, result in a breach of, or otherwise contravene any provision contained in the Company Organizational Documents, (b) violate or conflict with any material Legal Requirement or any Order applicable to the Company, (c) require the Company to give any notice to, make any filing with or obtain any consent from any Person (including any Governmental Authority) or (d) result in a breach of, or constitute a default under, any Material Contract.
       3.4 Capitalization.
     (a) The authorized capital stock of the Company consists solely of One Hundred Thousand (100,000) shares of Company Common, of which, as of the Effective Date, One Hundred Thousand (100,000) shares are issued and outstanding, all of which are held of record and owned beneficially by the Sellers as set forth on Exhibit A. The Sellers have good and legal title to all of the issued and outstanding shares of Company Common, free and clear of all Encumbrances, other than (i) any Encumbrances arising out of, under or in connection with this Agreement, (ii) Encumbrances to be released at the Closing pursuant to Section 2.2(a) or (iii) restrictions on resale and transfer pursuant to the 1933 Act and similar state Legal Requirements. The issued and outstanding shares of the Company Common are validly issued and are fully paid and nonassessable. The Company has no other outstanding Equity Interests.
     (b) The Company has no Subsidiaries. The Company does not own of record or beneficially, either directly or indirectly, any Equity Interests in any other Person.
       3.5 Financial Statements.
     (a) The Company has delivered to Buyer the audited financial statements of the Company as of and for each of the twelve-month periods ended December 31, 2005, December 31, 2006 and December 31, 2007, prepared in accordance with GAAP consistently applied and based upon the operations of the Company as a division of Healthpoint without restatement as though the Company were a separate entity taxed as a corporation for federal income tax purposes (collectively, the “Audited Financial Statements”). The Audited Financial Statements fairly present in accordance with GAAP the financial condition, results of operations, owners’ equity and cash flows of the Company as a division of Healthpoint as of the dates, and for the periods, indicated therein. The Company has also delivered to Buyer the unaudited financial statements for the six-month period ending June 30, 2008 (collectively, the “Unaudited Financial Statements” and, together with the Audited Financial Statements, hereinafter referred to as the “Financial Statements”). No event has occurred and nothing has come to the attention of the

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Company since December 31, 2007 to indicate that the Financial Statements were not true and correct in all material respects as of the dates, and for the periods, indicated therein.
     (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (B) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
       3.6 Real Property.
     (a) The Company owns no real property, and has no contracts, options, rights, agreements or other arrangements to acquire any real property.
     (b) The Company leases the Facility from Healthpoint under the Facility Lease. The Company has made available to Buyer a true and complete copy of the Facility Lease as of the Effective Date.
     (c) With respect to the Facility Lease: (i) such lease is legal, valid, binding, enforceable and in full force and effect, and is the entire agreement between the Company and Healthpoint with respect thereto; (ii) Healthpoint holds good and marketable title to the Facility; (iii) the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of or default under the Facility Lease, and will not otherwise cause such lease to cease to be legal, valid, binding, enforceable and in full force and effect; (iv) the Company’s possession and quiet enjoyment of the Facility under the Facility Lease has not been disturbed and there are no material disputes with respect to such lease; (v) neither the Company nor, to the Sellers’ Knowledge, Healthpoint is in breach or default under the Facility Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under the Facility Lease; (vi) the Company has not assigned the Facility Lease or subleased, licensed or otherwise granted any Person the right to use or occupy the Facility or any portion thereof; and (vii) the Facility Lease has not been amended or modified since the time it was first made available to Buyer.
     (d) Except for the Facility and the Facility Lease, the Company does not own or otherwise hold any leasehold interests under any leases with respect to any other real property.
     (e) With respect to the Facility (which, for purposes of clarity, does not include the entire building located at 3801 Hulen St., Fort Worth, Texas, but only the portion thereof leased pursuant to the Facility Lease): (i) the Facility is in adequate and suitable condition for the operation of the Business as currently conducted, ordinary wear and tear excepted; (ii) there exists no pending or, to Sellers’ Knowledge, threatened condemnation, foreclosure or similar proceedings with respect to all or any portion of the Facility; (iii) neither Sellers nor the

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Company has received any notice of any violation of any Legal Requirement related to the Facility with which it has not complied; and (iv) at Closing, the Facility will be in the possession and control of Buyer pursuant to the Amended and Restated Facility Lease and no other Person shall have any right by or through the Company or Healthpoint to possession of all or any part of the Facility.
          3.7 Tangible Personal Property.
     The Company owns, leases or otherwise has the legal right to use all of the tangible personal property, including but not limited to the equipment, machinery and other tangible personal property reflected on the Company’s Financial Statements (the “Tangible Personal Property”), used by the Company in the conduct of the Business. The Company holds good and marketable title to each item of such Tangible Personal Property, free and clear of all Encumbrances, except for the Permitted Encumbrances. Each material item of such Tangible Personal Property is free from material defects and is in good working order and repair, normal wear and tear excepted.
          3.8 Brokers or Finders.
     Except as set forth on Schedule 3.8, neither the Company nor the Sellers has incurred or will have any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.
          3.9 Environmental, Health and Safety Matters.
     (a) The Company is in compliance with each, and is not in violation of any, applicable Environmental Law and Occupational Safety and Health Law, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not received any written notice from any Governmental Authority or Person of any violation or failure to comply with any Environmental Laws or Occupational Safety and Health Laws with respect to any of the facilities or any other properties or assets in which the Company has an interest (“Facilities”).
     (b) The Company has obtained all Governmental Authorizations that are required under Environmental Laws (“Environmental Permits”) in connection with the operation of the Business and the ownership, use, or lease of the Facilities, a complete list of which is attached hereto on Schedule 3.9(b). The Company is in compliance with each such Environmental Permit, and to the Sellers’ Knowledge the Company’s predecessors were in compliance with each such Environmental Permit, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.
     (c) The Company has not received any written notice of any pending or, to the Sellers’ Knowledge, threatened claims, actions, suits, proceedings, investigations, assessments or complaints by any Governmental Authority arising under or pursuant to any Environmental Law or Occupational Safety and Health Law with respect to or affecting any of the Facilities.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     (d) There are no underground storage tanks located on the Facilities and now or previously operated by the Company or, to the Sellers’ Knowledge, its predecessors.
     (e) To the Sellers’ Knowledge, no building or other improvement located on the Facilities contains any asbestos or asbestos-containing materials in a friable or damaged form or condition.
     (f) There has been no Release of any Hazardous Materials, or the engagement in Hazardous Activities, by the Company or, to the Sellers’ Knowledge, its predecessors on, in, or at the Facilities in violation of the Environmental Permits or Environmental Laws, except for such Releases as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.
     (g) To the Sellers’ Knowledge, there are no Hazardous Materials in the soil or groundwater at the Facilities in concentrations above regulatory action levels which require either remediation under Environmental Laws or the reporting of the same to environmental regulatory agencies having jurisdiction over the Facilities.
          3.10 No Undisclosed Liabilities.
     The Company has no Liabilities of any nature, except for (a) those Liabilities set forth in the Financial Statements; and (b) those Liabilities incurred in the ordinary course of business subsequent to June 30, 2008.
          3.11 Employee Benefit Plans.
     Schedule 3.11 sets forth a list of all bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, disability, unemployment, accident, hospitalization or severance plans and agreements, “employee benefit plans” (as defined in Section 3(3) of ERISA), employment and consulting agreements, change in control agreements, retention and fringe benefit plans sponsored, maintained or contributed to by the Company or any ERISA Affiliate and in which the employees (or former employees) of the Company participate or are entitled to participate as of the Effective Date or within the six-year period ending on the Effective Date, whether or not in writing, funded or unfunded (including, without limitation, any “voluntary employees’ beneficiary association” as defined in Section 501(c)(9) of the Code) (the “Benefit Plans”). The Company is neither a plan sponsor nor a “named fiduciary” of any Benefit Plan. The Company has made available to Buyer copies of all documents (including the most recent plan document incorporating all plan amendments, the most recent summary plan description and, if applicable, the most recent IRS determination or opinion letter) embodying the Benefit Plans, as well as annual reports (IRS Form 5500 series or the alternative filing, if applicable, under ERISA Regulation Section 2520.104-23) and certified financial statements for the most recently completed three fiscal years for each Benefit Plan required to file such form, copies of all documentation relating to the correction of any Benefit Plan defects under the IRS Employee Benefits Compliance Resolution System, Department of Labor Voluntary Fiduciary Correction program, Department of Labor Delinquent Filer Program or any other voluntary correction program. Each of the Benefit Plans and each related trust agreement, annuity contract or other funding instrument is, and has at all times been, in compliance in all material respects with its terms and the applicable provisions of ERISA and the Code, except

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
where the failure to comply would not have a Material Adverse Effect on the Company. Each Benefit Plan that is subject to Section 401(a) or 408, as applicable, of the Code and each related trust agreement, annuity contract or other funding instrument is qualified and tax exempt under the applicable provisions of the Code. No Benefit Plan is a Multiemployer Plan, nor has the Company or any ERISA Affiliate incurred any withdrawal liability with respect to any Multiemployer Plan or any liability in connection with the termination or reorganization of any Multiemployer Plan. Except as otherwise set forth on Schedule 3.11, all contributions, premiums or payments under or with respect to each Benefit Plan are current and will have been paid as of the Closing Date or accrued on the Closing Date Balance Sheet. For this purpose, “current” and “accrued” shall include pro rata contributions, premiums and payments to each Benefit Plan for that portion of a plan year or other applicable period that precedes the Closing Date. No action is pending or, to the Sellers’ Knowledge, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and, to the Sellers’ Knowledge, no fact or event exists that could give rise to any such action.
     Except as otherwise set forth on Schedule 3.11, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (whether for separation pay or otherwise) becoming due from any of the Sellers, the Company or any ERISA Affiliate to any current or former employee, director, or consultant, or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former employee, director, or consultant of any of the Sellers, the Company or any ERISA Affiliate. Other than agreements for which the Company will obtain the necessary stockholder approval pursuant to Section 7.10, there is no contract, agreement, plan or arrangement covering any current or former employee, director, or consultant of the Sellers, the Company or any ERISA Affiliate that individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), and/or 280G of the Code or would require the payment of an excise tax imposed by Section 4999 of the Code or of any “gross up” of any such excise tax. None of the Benefit Plans provides for payment of “parachute payments” (as defined in Section 280G(b)(2) of the Code), separation, severance, termination or similar type benefits to any person or obligates the Sellers or the Company to pay separation, severance, termination or similar type benefits solely as a result of any transaction contemplated by this Agreement or as a result of an event occurring under Section 280G(b)(2)(A)(i) of the Code. Except as required by applicable Legal Requirements, none of the Benefit Plans provides for or promises retiree medical, disability or life insurance benefits for any current or former employee, officer or director of the Company or any ERISA Affiliate or provides continuation coverage to any individual following termination of employment or service with the Company. Neither the Sellers nor any ERISA Affiliate have the right to modify or terminate any Benefit Plan that provides coverage or benefits for either or both retired and active employees and/or their beneficiaries. Each of the Benefit Plans is subject only to the laws of the United States or a political subdivision thereof. No Benefit Plan is an “employee stock ownership plan” (as defined in Section 4975(e)(7) of the Code) or a plan that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA.
     All persons classified by the Company as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Company has no obligations to provide benefits with respect to such persons under Benefit Plans or otherwise. The Company does not employ and has not employed any “leased employees” as defined in Section 414(n) of the Code.
     Each Benefit Plan that is subject to Section 409A of the Code has been maintained and operated in good faith based on the proposed or final regulations (as permitted by applicable guidance) and related IRS guidance issued and in effect with respect to Section 409A of the Code and has been, or will be prior to the Closing Date, amended to comply with Section 409A of the Code, and no Benefit Plan subject to Section 409A of the Code would, as a result of its form, trigger the imposition of penalty taxes under Section 409A of the Code.
     There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan (for which an exemption does not exist under Section 408 of ERISA or Section 4975(d) of the Code), which could result in the imposition of any material liability on the Company. Neither the Company nor any ERISA Affiliate has incurred any liability for any material penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any material liability under Section 502 of ERISA, and, to the Sellers’ Knowledge, no fact or event exists which could give rise to any such liability. To the Sellers’ Knowledge, none of Sellers, the Company nor any ERISA Affiliate has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any fiduciary of a Benefit Plan or has any unpaid civil penalty under Section 502(l) of ERISA.
          3.12 Company Products; Compliance with Legal Requirements; Permits.
     (a) Except as set forth on Schedule 3.12(a):
               (i) the Company possesses all regulatory authorizations required to be held by it for the conduct of the Business as currently conducted, and has complied and is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of the Business or the ownership or use of any of their assets, including, but not limited to, compliance with the Federal Food, Drug and Cosmetic Act (the “FFDCA”) and the United States Food and Drug Administration (“FDA”) regulations promulgated thereunder, or similar legal provisions in any domestic or foreign jurisdiction where such Company Product is currently being sold;
               (ii) each Company Product is being developed, manufactured, tested, packaged, labeled, marketed, sold, and/or distributed in compliance with all applicable requirements under the FFDCA or other applicable Legal Requirements;
               (iii) all required notices, supplemental applications, and reports (including adverse experience and medical device reports) with respect to the Company Products have been filed with the FDA and all other applicable Governmental Authorities;
               (iv) the Company Product registration files have been maintained in accordance with reasonable industry standards and the Company has in its possession or control, or has access to, copies of all the material documentation filed in connection with filings made by the Company for regulatory approval or registration of the Company Products, including the

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
complete regulatory chronology for each NDA or sNDA for each Company Product for which an NDA or sNDA has been filed;
               (v) the Company has not received any written notice, or to the Sellers’ Knowledge any oral notice, of any Proceedings or Orders from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential material violation of, or failure to comply in any material respect with, any material Legal Requirement;
               (vi) the Company has not received any Paragraph IV Notification under U.S.C. 355(j)(2)(B) relative to any patents listed in any NDA held by the Company nor has the Company received any notice regarding any, and to Sellers’ Knowledge there are no, plans by any third party to file an ANDA relative to an NDA held by the Company;
               (vii) to the Sellers’ Knowledge, there is no safety, quality, efficacy, labeling or advertising, regulatory, legal or other issue concerning any Company Product or components thereof, including any basis upon which adverse regulatory enforcement action or claims may be brought against the Company by any Governmental Authority; and
               (viii) no Company Product has been recalled, withdrawn, suspended, or discontinued (whether voluntarily or otherwise).
     (b) Schedule 3.12(b) contains a list, which is complete and accurate in all material respects, of the material Governmental Authorizations (other than the Environmental Permits) that are held by the Company that relate to the Company Products, the Business or any of the assets owned or used by the Company. Each Governmental Authorization listed in Schedule 3.12(b) is valid and in full force and effect. Except as set forth in Schedule 3.12(b):
               (i) the Company is in compliance with all of the material terms and requirements of each Governmental Authorization identified on Schedule 3.12(b);
               (ii) the Company has not received any written notice or other written communication, or to the Sellers’ Knowledge any oral notice, by any Governmental Authority or any other Person regarding (A) actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization;
               (iii) the Company has made available to the Buyer all (A) approved and pending new drug applications (including section 505(b)(2) applications), abbreviated new drug applications as of the date hereof, specifying related reference-listed drugs, Paragraph IV patent certifications, premarket approval applications, 510(K) premarket notifications, and the status and results of all associated pre-clinical and clinical testing, investigational new drug applications, and investigational device exemptions; (B) all pre-clinical and clinical studies and trials and bioequivalence studies referenced in the Company’s investigational device exemptions, investigational new drug applications, pending new drug applications (including section 505(b)(2) applications) and abbreviated new drug applications as of the date hereof, specifying related reference-listed drugs, and Paragraph IV patent certifications, premarket approval

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
applications and/or clearances, and 510(K) premarket notifications filed with the FDA, together with the dates and brief descriptions of such studies, previously or currently undertaken or sponsored by (1) the Company or any Affiliate, (2) to the Sellers’ Knowledge, its licensors and their respective Affiliates and (3) to the Sellers’ Knowledge, any third party investigator and such third party’s licensors, or any similar authorizations, applications, certifications, study results and information in any domestic or foreign jurisdiction, each as amended from time to time;
               (iv) the Company has made available to the Buyer true, complete and accurate copies of all material data and reports with respect to such applications, studies and trials, and all other material information regarding the quality, efficacy and safety of the Company Products;
               (v) the Company has made available to the Buyer all material correspondence and contact information between the Company, the FDA and other Governmental Authorities regarding the Company Products;
               (vi) to the Sellers’ Knowledge, there are no safety or regulatory issues that would preclude the Company from researching or conducting clinical trials for pharmaceutical drugs or medical devices, including, but not limited to, issues relating to the system for maintaining relevant documents, internal audit systems, and any other regulatory-related matter;
               (vii) no Proceedings seeking the recall, withdrawal, suspension, or seizure of any such Company Product are pending or, to the Sellers’ Knowledge, threatened against the Company or any of its Affiliates, nor have any such Proceedings been pending at any time;
               (viii) none of the Company, its Affiliates or any officers or employees of the Company or its Affiliates has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar law or authorized by 21 U.S.C. § 335a(b) or, to the Sellers’ Knowledge, has been charged with or convicted under U.S. law for conduct relating to the development or approval of pharmaceuticals, or otherwise relating to the regulation of any Company Product or any other relevant or analogous law in any comparable jurisdiction; and
               (ix) to the Sellers’ Knowledge, neither the Company nor any of its Affiliates has used in any capacity the services of any Person that is or has been excluded or threatened with exclusion under state or federal statutes or regulations, including under 42 U.S.C. § 1320a-7 or relevant regulations in 42 C.F.R. Part 1001, or assessed or threatened with assessment of civil money penalties pursuant to 42 C.F.R. Part 1003.
     (c) The Company has not made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          3.13 Legal Proceedings.
     (a) Except as set forth in Schedule 3.13(a), there is no Proceeding pending or, to the Sellers’ Knowledge, threatened that:
               (i) relates to or that would be reasonably likely to materially affect the Company Products, the Business or any of the assets owned or used by the Company;
               (ii) challenges, or that would be reasonably likely to have the effect of preventing, delaying, or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement; or
               (iii) relates to any warranty claims regarding the Business.
     (b) Except as set forth in Schedule 3.13(b):
               (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject; and
               (ii) to the Sellers’ Knowledge, no senior executive of the Company is subject to any Order or Contract that prohibits such senior executive from engaging in or continuing any conduct, activity, or practice relating to the Business.
     (c) Except as set forth in Schedule 3.13(c):
               (i) the Company is in full compliance with all of the material terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; and
               (ii) the Company has not received any written notice, or to the Sellers’ Knowledge any oral notice, from any Governmental Authority or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any material term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, are or have been subject.
          3.14 Insurance.
     (a) Schedule 3.14(a) sets forth a list, as of the Effective Date, of all insurance policies with respect to which the Company is a named insured or that provide coverage to the Company or to any director or any officer of the Company, in his or her capacity as such, and, except as otherwise specified in Schedule 3.14(a), such coverages are in full force and effect on the Effective Date, shall be maintained in full force and effect through the Closing, and all premiums due have been paid.
     (b) Except as set forth on Schedule 3.14(b), there are no pending claims in excess of $25,000 against such insurance policies as to which insurers have denied liability as of the Effective Date and there exist no claims in excess of $25,000 that have not been timely submitted by the Company to the related insurers.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          3.15 Absence of Certain Changes and Events.
     Since December 31, 2007, except as disclosed in the Financial Statements or on Schedule 3.15 and except for the transactions contemplated hereby:
     (a) there has not been any material adverse change in the business, financial condition, operations, prospects or results of operations of the Company taken as a whole;
     (b) the Company has not declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;
     (c) the Company has not split, combined or reclassified any of its securities or altered the terms of any outstanding securities;
     (d) the Company has not issued any Equity Interest;
     (e) there has not been any amendment to the Company’s Organizational Documents;
     (f) except in the ordinary course of business, the Company has not (i) incurred any Indebtedness, (ii) issued any debt securities, or (iii) assumed or guaranteed or otherwise become responsible for any Indebtedness of any Person, in the case of (i), (ii) and (iii) above;
     (g) the Company has not made any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof;
     (h) the Company has not canceled or compromised any material Indebtedness or claim, or waived or released any material right of value or collected or compromised any material accounts receivable other than in the ordinary course of business;
     (i) except in the ordinary course of business, the Company has not created or permitted to be imposed any Encumbrances, other than Permitted Encumbrances, on any of its assets;
     (j) the Company has not sold, assigned or transferred any of its tangible assets except in the ordinary course of business and except for any such assets having an aggregate value of less than $250,000;
     (k) except in the ordinary course of business or as otherwise provided for in this Agreement, the Company has not entered into or altered any contract that would be a Material Contract or into any written employment or severance agreement with any of the employees of the Company or any collective bargaining agreement, nor made any changes in the rate of compensation, benefits, commission, bonus or other direct or indirect remuneration payable, whether as bonus, extra compensation, pension or severance or vacation pay or otherwise, to any director, officer, employee, salesman, distributor, consultant or agent;
     (l) there has not been any material violation of or conflict with any law to which the Company Products or the Business, operations, assets or properties of the Company are subject;

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     (m) there has not been any material damage, destruction or loss with respect to the property and assets of the Company, whether or not covered by insurance;
     (n) the Company has not made any tax election nor changed its method of tax accounting;
     (o) the Company has not made any material change in any method of accounting, other than any such changes required by GAAP; and
     (p) the Company has not entered into any agreement or made any commitment to take any of the types of actions described in any of subsections set forth above.
          3.16 Material Contracts.
     (a) Schedule 3.16(a) contains a list of each of the following written Contracts and a description of each of the following oral Contracts in effect as of the Effective Date to which the Company is a party (“Material Contracts”):
               (i) all Contracts that Sellers reasonably anticipate will, in accordance with their terms, involve aggregate payments by the Company of more than $[...***...] within the twelve-month period following the Effective Date and that are not cancelable by the Company without Liability on ninety (90) or less days notice to the other Party thereto;
               (ii) all Contracts that Sellers reasonably anticipate will, in accordance with their terms, involve aggregate payments to the Company of more than $[...***...] within the twelve-month period following the Effective Date;
               (iii) all Contracts for the lease of personal property by the Company anticipated to involve annual payments in excess of $[...***...] by the Company and that are not cancelable without Liability on ninety (90) or less days notice to the lessor;
               (iv) all employment Contracts;
               (v) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;
               (vi) all IP Licenses (excluding any licenses to generally available, off-the-shelf software programs licensed to the Company on standard terms, the cost of which does not exceed $[...***...]);
               (vii) all Contracts under which the Company has incurred any Indebtedness or has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other Person;
               (viii) all Contracts under which the Company has directly or indirectly made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person in excess of $[...***...];
*** Confidential Treatment Requested ***

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
               (ix) all Contracts entered into since the Company’s incorporation relating to the sale or purchase by the Company of any properties, assets or business operations of any Person for a price in excess of $[...***...], other than the purchase and sale of inventory in the ordinary course of the Business;
               (x) all Contracts regarding any partnership, joint venture, strategic alliance or business combination that could reasonably be anticipated to involve assets or liabilities in excess of $[...***...], other than this Agreement and the other Transaction Documents; and
               (xi) all Contracts with any Related Party.
     (b) Except as specifically noted on Schedule 3.16(a), all Material Contracts are in the name of the Company or have been specifically assigned to the Company in compliance with the terms of such Material Contract. As of the Effective Date, each Material Contract is valid and binding on the Company and, to the Sellers’ Knowledge, on the other parties thereto, and is in full force and effect. The Company is not in breach of, or default under, any Material Contract and, to the Sellers’ Knowledge, no other party to any Material Contract is in breach thereof or default thereunder. The Company has made available to Buyer correct and complete copies of all Material Contracts, together with all modifications or supplements thereto. Except as set forth on Schedule 3.16(b), to Sellers’ Knowledge, no Material Contract is likely to not be renewed upon current expiration of the term stated therein.
          3.17 Labor and Employment Matters.
     (a) Schedule 3.17(a) attached hereto contains:
               (i) a true, complete and correct list as of the Effective Date of all employees of the Company, their job title, date of commencement of employment, current compensation paid or payable, actual bonus for the year ended December 31, 2007, any change in compensation since December 31, 2007, and service credited for purposes of vesting and eligibility to participate under any employee benefit plans;
               (ii) a true and complete list of any retired employees (or any dependents of any retired employee) who are receiving or are scheduled to receive any benefits from the Company; and
               (iii) a true and correct list as of the Effective Date of all severance agreements or policies (whether written or oral) and any non-competition agreements with current employees or any former senior management employees who departed service with the Company within one year prior to the Effective Date (copies of which have been made available to Buyer prior to the date hereof).
     (b) As of the Effective Date, there is no pending, or to the Sellers’ Knowledge, threatened, lawsuit, strike, slowdown, picketing, work stoppage or, to the Sellers’ Knowledge, any pending petition for certification of a collective bargaining agent involving the Company.
*** Confidential Treatment Requested ***

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     (c) As of the Effective Date, there is no pending, or to the Sellers’ Knowledge, threatened claim by any existing or former employee for violation of any federal or state employment law.
     (d) Schedule 3.17(d) states the number of employees terminated by the Company since December 31, 2007 and contains a complete and accurate list of the following information for each employee of the Company who has been terminated or laid off, or whose hours of work have been reduced by more than fifty percent (50%) by the Company since December 31, 2007: (i) the date of such termination, layoff or reduction in hours; (ii) the reason for such termination, layoff or reduction in hours; (iii) the location to which the employee was assigned; and (iv) any claim, or to Sellers’ Knowledge, threatened claim by any former employee related to such employee’s employment with the Company.
     (e) The Company has not violated the Worker Adjustment and Retraining Notification Act and related regulations, as amended, or any similar federal, state, or local law, and will comply with and be responsible for any liability under such laws prior to the Closing Date.
     (f) To the Sellers’ Knowledge, no officer, agent, employee, consultant or contractor of the Company is bound by any contract that purports to limit the ability of such officer, agent, employee, consultant or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business, or (ii) to assign to the Company or to any other Person any rights to any invention, improvement or discovery. To the Sellers’ Knowledge, no former or current employee of the Company is a party to, or is otherwise bound by, any contract that in any way restricts the ability of the Company or Buyer to conduct the Business as heretofore carried on by the Company.
     (g) The Benefit Plans have complied in all material respects with all of their obligations under COBRA and DFB maintains a group health plan for all qualified beneficiaries who elect or had elected COBRA continuation coverage under a Benefit Plan that is a group health plan.
     (h) The Company is in compliance with the employment provisions of the Immigration Reform Act.
     (i) The Company is calculating and paying all hours worked by each and every employee, and has paid all former employees, as required by the applicable wage and hours laws and regulations.
          3.18 Intellectual Property.
     (a) Schedule 3.18(a) contains a complete and accurate list of the following non-patent Company Intellectual Property (“Non-Patent IP”):
               (i) all common law and registered trademarks, service marks, registered copyrights, trade names, fictitious names, domain names, logotypes and designs owned by the

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Company, showing with respect to each the registration numbers of any state, federal, or foreign registration of any such registered Non-Patent IP;
               (ii) all Non-Patent IP licensed to or used by the Company (copies of which licenses or similar agreements relating thereto have been made available to Buyer prior to the date hereof); and
               (iii) all Non-Patent IP used by any other Person under license or similar agreement from the Company, including without limitation all Non-Patent IP Licenses (other than those listed under Section 3.18(c)) setting forth the names of the parties, a brief description of the subject matter thereof and the exclusive or non-exclusive nature thereof (copies of which agreements relating thereto have been made available to Buyer prior to the date hereof).
     (b) Schedule 3.18(b) contains a complete and accurate list, along with applicable descriptions required herein, of all Company Intellectual Property comprising domestic and foreign provisional patent applications and patents owned or licensed by the Company and pending domestic and foreign patent applications owned or licensed or used by the Company (“Patent IP”):
               (i) all Patent IP owned by the Company setting forth: (A) any product, device, article, method of use or process covered thereby and (B) a brief description of the use of the device, article or process in the Business;
               (ii) all Patent IP licensed to the Company or used by the Company in the Business or in which the Company holds any other non-ownership right or interest (copies of which agreements relating thereto have been made available to Buyer prior to the date hereof); and
               (iii) all agreements whereby the Company has granted an ownership interest in, or licensed to other Persons, any Patent IP (copies of which agreements relating thereto have been made available to Buyer prior to the date hereof).
     (c) Schedule 3.18(c) sets forth a complete and accurate list, along with applicable descriptions required herein, of (i) all computer software comprising Company Intellectual Property (excluding any generally available, off-the-shelf software programs licensed to the Company on standard terms, the cost of which does not exceed $[...***...]), and (ii) with respect to any such computer software owned in whole or in part by or used in the operation of the Business by the Company any third party Intellectual Property sold with, incorporated into or used in the development of, such computer software, including without limitation any Publicly Available Software.
     (d) As of the Effective Date: (i) the Company owns the entire right, title and interest in, or possesses valid IP Licenses or other rights to, the Company Intellectual Property; (ii) the Company Intellectual Property is valid and enforceable and is not subject to any outstanding lien, judgment, injunction, order, decree or agreement threatening the ownership, validity or use of the Company Intellectual Property except as indicated on Schedule 3.18(d) and Schedule 3.18(f); (iii) the Company Intellectual Property has not been and is not being violated, infringed or
*** Confidential Treatment Requested ***

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
misappropriated by any third party except as set forth on Schedule 3.18(e); (iv) with respect to all applications for and registrations of Company Intellectual Property, such applications and registrations are valid and in full force and effect; (v) there is no pending or, to the Sellers’ Knowledge, threatened Proceeding to which the Company is a party claiming that the Company has violated, misappropriated or infringed any Intellectual Property Rights of any third party or committed an act of unfair competition in the operation of the Business; (vi) neither the use of the Company Intellectual Property by the Company, nor the making or the sale of the Company Products by the Company, has violated, misappropriated or infringed, and neither is violating, misappropriating or infringing, the Intellectual Property Rights of any third party or has given rise to any claim of unfair competition under any applicable law except as set forth on Schedule 3.18(d); (vii) with respect to each item of Company Intellectual Property, the Company has the right to use such Company Intellectual Property in the continued operation of the Business, and the Company Intellectual Property constitutes all of the Intellectual Property necessary to conduct the business of the Company as previously conducted or as currently conducted; (viii) all IP Licenses are valid and enforceable and the Company is in compliance with and has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any IP License, nor, to the Sellers’ Knowledge, has there been any event or occurrence that would reasonably be expected to constitute such a breach, violation or default (with or without the lapse of time, giving of notice or both); (ix) the Company has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any of the Company Intellectual Property or any Intellectual Property Rights that were formerly Company Intellectual Property except with respect to existing license agreements between the Company and Healthpoint; (x) other than IP Licenses entered into by the Company in the ordinary course of business, there are no settlements, forbearances to sue, consent judgments or orders or similar obligations binding upon the Company, or, to the Sellers’ Knowledge, upon any third party, that restrict the Company’s rights to use any Company Intellectual Property or that restrict the Company’s Business in order to accommodate a third party’s Intellectual Property rights; and (xi) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Sellers and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with, in any material respect, any Intellectual Property Right of any third party or any instrument or agreement concerning the Company Intellectual Property or otherwise require the payment of any additional amounts or consideration other than fees, royalties or payments which the Company would otherwise have been required to pay had the Transactions not occurred.
     (e) To the Sellers’ Knowledge, none of the Company’s respective current or former employees, officers, directors, agents or consultants is in breach of confidentiality restrictions in favor of any third person, the breach of which could subject the Company to any Material Adverse Effect. The Company has obtained from all parties (including employees and current or former consultants and subcontractors) who have created any portion of, or otherwise who would have any rights in or to, the Company Intellectual Property owned by the Company valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and have delivered true and complete copies of such assignments to Buyer. To the Sellers’ Knowledge, no Employee, former employee, consultant or former consultant of the Company has retained any Intellectual Property from any written assignment executed by any

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
such Person in connection with work performed for or on behalf of the Company. All amounts payable by the Company to any such Employees, consultants and former consultants have been paid in full.
     (f) With respect to all Patent IP, the Company has complied with all the requirements of all United States and foreign patent offices and all other applicable Governmental Authorities to maintain the Patent IP in full force and effect, including payment of all required fees when due to such offices or agencies. Other than prior art references cited in the applicable patent office file history of any Patent IP (a complete copy of which the Company has provided to Buyer), to the Sellers’ Knowledge, there are no prior art references or prior public uses, sales, offers for sale or disclosures that are likely to invalidate the Patent IP or any claim thereof except as set forth on Schedule 3.18(f), or of any conduct the result of which is likely to render the Patent IP or any claim thereof invalid or unenforceable. The original, first and joint inventors of the subject matter claimed in the Patent IP are properly named, and the applicable statutes governing marking of products covered by the inventions in the Patent IP have been fully complied with by the Company in the Business.
     (g) The Company has taken commercially reasonable measures to protect its ownership of, and rights in, all Company Intellectual Property. Without limiting the foregoing, the Company has not made any of its trade secrets or other confidential or proprietary information that it intended to maintain as confidential (including source code with respect to Company Intellectual Property) available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information.
     (h) No funding, facilities or personnel of any educational institution or Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property owned in whole or in part by the Company, including any portion of a Company Product. The Company is not or has not ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company to grant or offer to any third party any license or right to such Company Intellectual Property. There is no governmental prohibition or restriction on the use of any Company Intellectual Property by the Company in any jurisdiction in which the Company currently conducts or has conducted business or on the export or import of any of the Company Intellectual Property from or to any such jurisdiction, and no Governmental Authorization is required to be obtained for such export or import.
          3.19 Suppliers and Customers.
     (a) Schedule 3.19 lists (i) the ten (10) largest suppliers of the Company for the twelve (12) months ended December 31, 2007, and for the six (6) months ended June 30, 2008, based on and listing the dollar volume (rounded to the nearest $1,000), and (ii) the ten (10) largest customers of the Company for the twelve (12) months ended December 31, 2007, and for the six (6) months ended June 30, 2008, based on and listing the gross sales (rounded to the nearest $1,000) (collectively, the “Key Customers”).
     (b) As of the Effective Date, none of the customers or suppliers listed on Schedule 3.19 has delivered written notice, or to the Sellers’ Knowledge any oral notice, to the

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Company that it intends to (i) cease or materially decrease purchasing from, selling to or dealing with the Company, (ii) materially and adversely modify its relationship (including any price increases) with the Company, or (iii) alter any purchases, sales or dealings with the Company in the event of the consummation of the transactions contemplated hereunder.
     (c) Schedule 3.19 sets forth all trade deals, trade promotions or programs, trade refunds or cooperative programs or any consumer promotions and programs involving the Company and the Key Customers.
     (d) Except with regard to initial launch quantities of new products or new SKUs, sales of Company Product to wholesale customers is not reasonably expected to exceed a thirty (30) day supply.
          3.20 Related Party Transactions.
     (a) Except for the transactions and arrangements as set forth on Schedule 3.20(a) (each a “Related Party Transaction”), no Related Party (i) has borrowed money from or loaned money to the Company that is currently outstanding or otherwise has any cause of action or claim against the Company, (ii) has any ownership interest in any property or asset used by the Company in the conduct of the Business, or (iii) is a party to any Contract or is engaged in any ongoing transaction with the Company (including any arrangements related to the payment of royalties).
     (b) Schedule 3.16(a) sets forth a list of the Material Contracts which will be required to be either assigned to the Company or subcontracted by the Company from an Affiliate of the Sellers in order to continue the Company’s business in accordance with past practice.
          3.21 No Product Liabilities; Product Warranties.
     There is no pending or, to the Sellers’ Knowledge, threatened Proceeding alleging any material Liability of the Company as a result of any defect or other deficiency with respect to any product sold or distributed by the Company prior to the Effective Date. As of the Effective Date, no product manufactured or sold by the Company has been the subject of any material recall or similar action instituted by any Governmental Authority or undertaken by the Company on a voluntary basis.
          3.22 Inventory.
     (a) Schedule 3.22(a) sets forth a complete and correct list of the Inventory of the Company as of September 15, 2008. Such Inventory is currently maintained at a DPT warehouse pursuant to that certain Warehousing and Distribution Agreement, dated June 1, 2007, by and between the Company and DPT. The Company has good and marketable title to the Inventory, free and clear of any Encumbrances, except for the Encumbrances set forth on Schedule 3.22(a).
     (b) All Inventory of the Company reflected on the Closing Date Balance Sheet, net of reserves set forth therein, consists of a quality and quantity usable and salable in the ordinary

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
course of business. The quantities of each item of Inventory are not excessive and are reasonable in the present circumstances of the Company. All work in process and finished goods Inventory is free of any material defect or other deficiency. No Inventory is held on a consignment basis.
     (c) Other than Inventory for which an appropriate reserve is reflected on the Closing Date Balance Sheet, none of such Inventory is obsolete and, as of the Effective Time, each item of Inventory will, based upon the current forecast, be shipped with at least twelve (12) months remaining until its expiry date (for trade inventory). Other than Inventory for which an appropriate reserve is reflected on the Closing Date Balance Sheet, none of such Inventory is obsolete and, as of the Effective Time, each item of Inventory will have at least three (3) months remaining until its expiry date (for sample inventory).
     (d) The Company Products that are in the process of being manufactured are being manufactured, processed, packaged, labeled, stored, treated, tested, distributed, transported, disposed and otherwise handled in material compliance with all cGMPs and all Legal Requirements.
     (e) Since December 31, 2007, the Company has not (i) materially altered its distribution practices or terms with respect to the Company Products, or (ii) caused or effected a material increase in the inventory level of the Company Products in the wholesale channel, other than in connection with the launch of a new product.
     (f) The Company’s two (2) main wholesalers have provided to the Company information which, to the Sellers’ Knowledge, reflects the Inventory level of the Company Products maintained by such wholesalers as of July 31, 2008, and the Company has delivered or made available to Buyer copies of such information.
          3.23 Accounts Receivable.
     Except as set forth on Schedule 3.23, the accounts receivable of the Company as set forth on the Closing Date Balance Sheet or arising since the date thereof are, to the extent not paid in full by the account debtor prior to the date hereof, (a) valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice and (b) not subject to valid defenses, set-offs or counterclaims. The allowance for collection losses on the Closing Date Balance Sheet and, with respect to accounts receivable arising since the date of the Closing Date Balance Sheet, the allowance for collection losses shown on the accounting records of the Company have been determined in accordance with GAAP consistent with past practice.
          3.24 Taxes.
     Except as set forth on Schedule 3.24,
     (a) the Company has timely filed or will have timely filed all Tax Returns for the periods or portions thereof ending on or prior to the Closing Date that are required to be filed on or prior to the Closing Date with any Taxing Authority (taking timely requested extensions into account);

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     (b) such Tax Returns are complete and correct in all material respects;
     (c) all Taxes shown to be due and payable on such Tax Returns have been paid or will be paid prior to Closing;
     (d) the Company has not received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment of any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no material claims that to the Sellers’ Knowledge have been threatened relating to such Taxes against the Company, and to the Sellers’ Knowledge there are no grounds for any such adjustments;
     (e) the Company is not a party to any pending audit, investigation, action or proceeding with any Taxing Authority, nor to the Sellers’ Knowledge is any such audit, investigation, action or proceeding by any Taxing Authority threatened;
     (f) the Company is not a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement that will survive the Closing;
     (g) the Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections of 355 and 361 of the Code;
     (h) there are no Tax liens upon any of the assets or properties of the Company, other than with respect to Taxes not yet due and payable;
     (i) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period;
     (j) no power of attorney granted by or with respect to the Company relating to Taxes as currently in force and no closing agreement pursuant to Section 7121 of the Code (or any similar provision of any state or local law) has been entered into by or with respect to the Company;
     (k) the Company is not and has never been a member of an affiliated group of corporations filing a consolidated federal income Tax return and the Company does not have any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of any state or local law), as a transferee or successor, by contract, or otherwise;
     (l) the Company has duly and timely withheld from employee salaries, wages and other compensation and other amounts subject to withholding under applicable Tax laws, and paid over to the appropriate Governmental Authority, all amounts required to be so withheld and paid over for all periods under all applicable Legal Requirements;
     (m) the Company has collected all sales and use, goods and services, and similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority, or has been furnished properly completed exemption

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
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certificates and has maintained all such records and supporting documents in the manner required by all applicable sales and use Tax statutes and regulations;
     (n) the Company has not engaged in any transaction that could give rise to (i) a reporting obligation under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation under Section 6112 of the Code or the regulations thereunder, (iii) a disclosure obligation of a “reportable transaction” under Section 6011 of the Code and the regulations thereunder, or (iv) any similar obligation under any predecessor or successor law or regulation or comparable provision of state or local law;
     (o) each asset with respect to which the Company claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by the Company; and
     (p) the Company has no outstanding rulings of, or requests for rulings with, any Governmental Authority with respect to any Tax matter.
          3.25 Books and Records.
     The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the material transactions and the assets and Liabilities of the Company. The Company has not engaged in any material transaction, maintained any bank account or used any of the funds of the Company other than transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business. The minute books (containing the records of the meetings, or written consents in lieu of such meetings, of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete, in all material respects, and have been maintained in accordance with sound business practices. There are no resolutions or other actions of the stockholders, the board of directors or any committee of the board of directors other than as disclosed in the records of the meetings and written consents contained in the minute books. At the Closing, all of those books and records will be in the possession of the Company. At the Closing, the Company will deliver, or cause to be delivered, to Buyer or its designee all of the minute books of the Company.
          3.26 Product Registration Files.
     The product registration files and dossiers of the Company have been maintained, in all material respects, in accordance with applicable Legal Requirements. The filings made by the Company for regulatory approval or registration of the candidates, compounds or products of the Company were, at the time of such filings, true and correct in all material respects.
          3.27 Brokers or Finders.
     Except for William Blair & Company, there is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of the Company or its stockholders who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          3.28 Vote Required.
     The approval of the stockholders set forth on Exhibit A is the only vote of any class of securities of the capital stock of the Company required to approve this Agreement and the transactions contemplated by this Agreement.
          3.29 Full Disclosure.
     No representation or warranty made under any provision of this Agreement, or the Disclosure Schedules, contains any untrue statement of material fact or omits to state a material fact necessary to make the statement herein or therein not misleading.
          3.30 Certain Business Practices.
     Within the past three (3) years, neither the Company nor, to the Sellers’ Knowledge, any director, officer, agent or employee of the Company has used any Company funds for (a) unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) unlawful payments to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, or for making any payments which violate any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) any other unlawful payment.
          3.31 Board Recommendation.
     The Board of Directors of the Company has (a) approved of the transactions contemplated by this Agreement; and (b) recommended that the stockholders of the Company vote in favor of the approval of this Agreement and Plan of Merger.
          3.32 Sufficiency of Assets.
     Except as set forth on Schedule 3.32, the assets of the Company constitute all of the tangible assets reasonably necessary to operate the Business in the manner and to the extent presently operated by the Company.
          3.33 Hart-Scott-Rodino.
     The Company is the Ultimate Parent of the Acquired Person. “Ultimate Parent” and “Acquired Person” have the meanings set forth in the HSR Act.
          3.34 Seller Representations.
     Each Seller, severally as to himself or herself but not jointly, represents and warrants to the Buyer that:
     (a) if the Seller is a corporation, (i) the Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) the Seller has full corporate power and authority to enter into, and perform its obligations under, this Agreement and the other Transaction Documents, if any, to which it is a party, and to consummate the transactions contemplated hereby and thereby, (iii) the execution, delivery and performance of this

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Agreement and the other Transaction Documents, if any, to which the Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Seller, and (iv) this Agreement and each of the other Transaction Documents, if any, to which the Seller is a party, have been duly executed and delivered by the Seller, and assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto or thereto, this Agreement and such other Transaction Documents constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms;
     (b) if the Seller is an individual, (i) the Seller has the requisite legal capacity to enter into this Agreement, (ii) the Seller has the power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by the Seller, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms;
     (c) the execution and delivery of this Agreement by the Seller does not, and the consummation of the transactions contemplated hereunder will not, (i) violate the provisions of any of the charter, bylaws or other corporate documents of the Seller, if applicable, (ii) violate any Contract to which the Seller is a party, or (iii) violate any Legal Requirements applicable to the Seller;
     (d) no notice to any Governmental Authority is required by the Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder; and
     (e) there is no action pending or, to the Sellers’ Knowledge, threatened against the Seller which challenges or seeks to enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer represents and warrants to the Sellers as follows:
          4.1 Organization and Good Standing.
     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has the full corporate power and authority to own its property, to carry on its business as now being conducted, and to carry out the transactions contemplated hereby.
     (b) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco has full corporate power and authority to own its property and to carry out the transactions contemplated hereby. Newco has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
not engaged in, and will not prior to the Effective Time engage in, any business or other operations or activities, other than as required or contemplated by this Agreement.
          4.2 Authority; Validity; Consents.
     Each of Buyer and Newco has the requisite power, capacity and authority necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and Newco and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate actions in respect thereof. This Agreement and the other Transaction Documents to which Buyer or Newco is a party constitute legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of public policy. Except for any required filing of a notification under the HSR Act, neither Buyer nor Newco is required to give any notice to or obtain any consent from any Person in connection with its execution and delivery of this Agreement or its consummation or performance of any of the transactions contemplated hereby.
          4.3 No Conflict.
     Once the consents and other actions described in Section 4.2 have been obtained and taken, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions provided for herein and therein by Buyer and Newco will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer or Newco under (a) any agreement, indenture, or other instrument to which it is bound, (b) the organizational documents of Buyer, (c) the Certificate of Incorporation of Newco, (d) any Order of any Governmental Authority or (e) any material Legal Requirement.
          4.4 Legal Proceedings.
     There is no pending Proceeding that has been commenced or that has been threatened, against or otherwise relating to or involving Buyer or any of its subsidiaries (including Newco), or any of their respective assets or any of their respective equity holders, officers or directors (in their capacities as such), at law or in equity, that, individually or in the aggregate, (a) challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Order in effect against Buyer or any of its subsidiaries (including Newco), or any of their respective assets or any of their respective equity holders, officers or directors (in their capacities as such) that could have the effect of preventing, delaying, making illegal, materially altering or otherwise interfering with, any of the transactions contemplated hereby, or that could reasonably be expected to have a Material Adverse Effect on the Buyer.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          4.5 Brokers or Finders.
     Except as set forth on Schedule 4.5, neither Buyer nor Newco, nor any of their respective officers, agents or affiliates, has any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby.
          4.6 Financing.
     Buyer has, and shall have as of the Closing, sufficient cash, available lines of credit and other sources of immediately available funds to make payments of the Merger Consideration and all other amounts to be paid by it hereunder on and after the Closing Date.
          4.7 No Knowledge of Misrepresentations or Omissions.
     Buyer has no knowledge that the representations and warranties of the Sellers in this Agreement and the Disclosure Schedules attached hereto are not true and correct in all material respects, and Buyer has no knowledge of any material errors in, or material omissions from, any Disclosure Schedule to this Agreement.
          4.8 Solvency.
     Immediately after giving effect to the transactions contemplated by this Agreement, Buyer and the Surviving Corporation shall be able to pay their respective debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, Buyer and the Surviving Corporation shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer, the Surviving Corporation or any of their respective Subsidiaries.
ARTICLE 5
PRE-CLOSING COVENANTS OF THE SELLERS
          5.1 Access and Investigation.
     Between the Effective Date and the Closing Date, the Company shall: (a) afford Buyer and its Representatives access to, during normal business hours, in a manner so as not to interfere with the normal business operations of the Company and upon reasonable prior written notice, the properties, contracts, books and records and other documents and data pertaining to the Company and the operation of the Business, and (b) furnish Buyer and its Representatives with such additional financial, operating and other data and information as they may reasonably request. Buyer will treat and hold as strictly confidential any such data or information it receives in the course of the reviews contemplated by this Section 5.1, will not use any such data or information except in connection with this Agreement, and, if this Agreement is terminated for any reason

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Commission. Confidential Treatment Requested Under
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whatsoever, will return to the Company all tangible embodiments (and all copies) of the same which are in its possession or control.
          5.2 Operation of the Business.
     Except as otherwise contemplated or permitted by this Agreement or with the prior consent of Buyer (such consent not to be unreasonably withheld or delayed), between the Effective Date and the Closing Date, the Company shall operate the Business only in the ordinary course of business consistent with past practices (including, without limitation, with respect to accounts receivable collection and accounts payable payment practices) and comply in all material respects with all material Legal Requirements applicable to the Company. The Company shall have the exclusive authority to manage and operate the Business during the period between the Effective Date and the Closing Date.
          5.3 Negative Covenants.
     Except as otherwise contemplated or permitted by this Agreement, between the Effective Date and the Closing Date, the Sellers and the Company shall not, without the prior consent of Buyer (which shall not be unreasonably conditioned, withheld or delayed), take any action that would cause the representations contained in Section 3.15 to be untrue, as of the Closing Date, with respect to the period from the Effective Date to the Closing Date.
          5.4 Required Approvals.
     The Sellers and the Company shall make all filings required by any Legal Requirement to be made by them or it in order to consummate the transactions contemplated hereby. Between the Effective Date and the Closing Date, the Sellers and the Company shall reasonably cooperate with Buyer: (a) with respect to all filings that Buyer is required by any Legal Requirement to make in connection with the transactions contemplated hereby, (b) in obtaining all consents identified in Schedule 3.3 to the extent requested by Buyer in writing, and (c) to the extent required by the HSR Act, in filing within ten (10) days of the Effective Date with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby (which form shall request “early termination”) and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act.
          5.5 Commercially Reasonable Efforts.
     Subject to the terms and conditions of this Agreement, between the Effective Date and the Closing Date, the Sellers and the Company shall (a) use commercially reasonable efforts (i) to cause the conditions in Article 7 to be satisfied and (ii) to take all other actions to consummate the transactions contemplated hereby, and (b) not take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any authorizations, consents, orders or approvals to be sought pursuant to this Agreement.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          5.6 Notice of Developments.
     Prior to the Closing, the Company shall notify Buyer of any change or development which, to the Sellers’ Knowledge, would cause any of the representations and warranties in Article 3 above not to be true and correct. Any notice pursuant to this Section 5.6 shall not be deemed to amend the Disclosure Schedules for purposes of determining whether (a) the conditions set forth in Article 7 have been satisfied or (b) there has been a breach of a representation or warranty subject to indemnification pursuant to Article 11 of this Agreement; provided, however, any such update with respect to an event, change or development that first occurred or that first became known to the Sellers after the Effective Date shall be deemed to amend the Disclosure Schedules for purposes of determining whether there has been a breach of a representation or warranty subject to indemnification pursuant to Article 11 of this Agreement.
          5.7 Exclusivity.
     Between the Effective Date and the Closing, the Sellers and the Company shall not solicit, initiate, encourage or entertain the submission of any Proposal or offer from any Person relating to the acquisition of all or substantially all of the equity or the assets of the Company (including any acquisition structured as a merger, consolidation, or exchange) or participate in any discussions or negotiations regarding, furnishing any information with respect to, assisting or participating in, or facilitating in any other manner any effort or attempt by any Person to do or seek any of the foregoing.
          5.8 Closing Obligation.
     If Buyer has completed all of its obligations hereunder, and all of the conditions precedent to the obligations of the Company and the Sellers to Closing under Article 8 are satisfied (other than obligations and conditions that are to be satisfied by actions taken at the Closing), and the Company and the Sellers do not proceed with the Closing, then Buyer shall be entitled to pursue any right or remedy available to Buyer under the circumstances, in equity, including, without limitation, the right of specific performance to enforce the closing of this Agreement.
ARTICLE 6
PRE-CLOSING COVENANTS OF BUYER
          6.1 Required Approvals.
     As promptly as practicable after the Effective Date, Buyer shall, and shall cause its Affiliates to, make all filings required by any Legal Requirement to be made by it to consummate the transactions contemplated hereby. Between the Effective Date and the Closing Date, Buyer shall cooperate with the Sellers (a) with respect to all filings that the Company or the Sellers are required by any Legal Requirement to make in connection with the transactions contemplated hereby, (b) in obtaining all consents identified in Schedule 3.3 to the extent requested by the Sellers in writing, and (c) to the extent required by the HSR Act (or any comparable foreign jurisdiction’s acts or requirements) and not otherwise completed prior to the Effective Date, in filing within ten (10) days after the Effective Date with the United States Federal Trade Commission and the United States Department of Justice (or any applicable foreign jurisdiction’s counterpart) the

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
notification and report form (which form shall request “early termination”) required for the transactions contemplated hereby and any supplemental or additional information that may reasonably be requested in connection therewith pursuant to the HSR Act (or any foreign jurisdiction’s requirements) and will comply in all material respects with the requirements of the HSR Act (or such foreign jurisdiction’s counterpart requirements). Buyer shall promptly deliver to the Sellers copies of all filings, correspondence and Orders to and from any Governmental Authority in connection with the transactions contemplated hereby.
          6.2 Non-Disclosure Obligations.
     The terms of the Non-Disclosure Agreement relating to preservation of the confidentiality of information regarding the Company are hereby incorporated by reference and shall continue in full force and effect until the Closing, at which time such Non-Disclosure Agreement and the obligations of Buyer under this Section 6.2 shall terminate. The Parties hereto acknowledge that the confidentiality provisions of the Non-Disclosure Agreement shall cover all information provided by the Sellers, the Company or their Representatives to Buyer or any of its Representatives in connection with or pursuant to the terms of this Agreement. Without limiting the provisions of the Non-Disclosure Agreement, if, for any reason, the transactions contemplated by this Agreement are not consummated, Buyer agrees that it will not disclose to any third person or use for its benefit any confidential information relating to the Company, the Sellers or the operation of the Business that it may have acquired in the course of such examination and investigation and that it will promptly return and cause its Representatives to return to the Company or its designee any property, books, records or papers relating to the Company, the Sellers or the operation of the Business and any copies thereof that Buyer or its Representatives may then have in its or their possession.
          6.3 Commercially Reasonable Efforts.
     Subject to the terms and conditions of this Agreement, between the Effective Date and the Closing Date, Buyer shall (a) use its commercially reasonable efforts (i) to cause the conditions in Article 8 to be satisfied and (ii) to take all other actions necessary to consummate the transactions contemplated hereby, and (b) not take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any authorizations, consents, orders or approvals to be sought pursuant to this Agreement.
          6.4 Closing Obligation.
     If the Company and the Sellers have completed all of their respective obligations hereunder, and all of the conditions precedent to the obligations of Buyer to Closing under Article 7 are satisfied (other than obligations and conditions that are to be satisfied by actions taken at the Closing), and Buyer does not proceed with the Closing, then the Company and the Sellers shall be entitled to pursue any right or remedy available to them under the circumstances, in equity, including, without limitation, the right of specific performance to enforce the closing of this Agreement.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATION OF BUYER
     The obligation of Buyer and Newco to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in whole or in part):
          7.1 Accuracy of Representations.
     The representations and warranties of the Sellers set forth in Article 3 shall be true and correct in all material respects (except that those representations and warranties which are qualified as to material, materiality, Material Adverse Effect or similar expressions shall be true and correct in all respects) as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which speak as of a specified date shall speak only as of such date).
          7.2 Sellers’ Performance.
     Each covenant and obligation that the Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects (except that those covenants and obligations which are qualified as to material, materiality, Material Adverse Effect or similar expressions shall have been duly performed or complied with in all respects), and Buyer shall have received a certificate of the Sellers to such effect.
          7.3 No Order.
     No Governmental Authority shall have enacted, issued, promulgated or entered any Order which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.
          7.4 Governmental Authorizations.
     All requisite Governmental Authorizations or waiting periods following governmental filings shall have been obtained or expired (including expiration of the applicable waiting periods under the HSR Act).
          7.5 Required Consents.
     The consents and waivers described on Schedule 7.5 shall have been obtained.
          7.6 Agreements.
     Each of the documents referred to in Section 2.3 to be executed by the Company, the Sellers, DPT and/or the Escrow Agent shall have been executed and delivered by such Person.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          7.7 No Material Adverse Effect.
     Since the Effective Date, no event, change, effect or condition shall have occurred and exist that has had a Material Adverse Effect on the Company.
          7.8 Contributed Contracts.
     Affiliates of the Sellers shall specifically evidence the assignment or subcontract to the Company of the contracts described on Schedule 7.8, and provide evidence of any required third-party consents thereto.
          7.9 Release of Encumbrances.
     The Company shall deliver to the Buyer written evidence that the Company has secured releases for all Encumbrances other than Permitted Encumbrances, and guarantees by the Company of third-party indebtedness, including, without limitation, existing encumbrances in favor of Bank of America, N.A.
          7.10 280G Approvals.
     The Company shall obtain the necessary stockholder approval of any payments or benefits under any Benefit Plan or other agreement which the Company or Buyer (by notice to the Company at least three business days prior to the Closing) reasonably determines may constitute an “excess parachute payment” under Section 280G of the Code as a result of the transactions contemplated by this Agreement; provided that any communications to the stockholders regarding such approval shall be made available to the Buyer and the Buyer shall have the right to review and approve (which approval shall not be unreasonably withheld) such communications before they are distributed to the stockholders. The Company shall deliver to the Buyer prior to the Closing reasonable evidence either (a) that the stockholder approval was solicited in conformance with Section 280G and the regulations promulgated thereunder and the necessary stockholder approval was obtained with respect to any payments and/or benefits that were subject to the stockholder vote (the “280G Approval”), or (b) that the 280G Approval was not obtained and, as a consequence, that such “excess parachute payments” shall not be made or provided, as authorized under the waivers of those payments and/or benefits which were executed by all of the affected individuals.
          7.11 Termination of Certain Existing Agreements.
     Each of the following existing agreements shall have been terminated on terms reasonably acceptable to Buyer: (i) the Intercompany Services Agreement, dated June 1, 2007, by and between the Company and Healthpoint, (ii) the Warehousing and Distribution Agreement, dated June 1, 2007, by and between the Company and DPT, (iii) the Amended and Restated Shareholders Agreement, dated as of August 29, 2006, by and among the Company and the shareholders of the Company, and (iv) the Amended and Restated Transfer Restriction Agreement, dated as of August 29, 2006, by and among the Company and the shareholders of the Company.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          7.12 Assignment of [...***...].
     Healthpoint shall have transferred the [...***...] to the Company, and Healthpoint and the Company shall have entered into a [...***...] pursuant to which [...***...] will [...***...] a [...***...] with respect to the [...***...], all pursuant to documentation in a form mutually agreeable to each of the Parties.
ARTICLE 8
CONDITIONS PRECEDENT TO THE OBLIGATION OF
THE COMPANY AND THE SELLERS
     The obligation of the Company and the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):
          8.1 Accuracy of Representations.
     The representations and warranties of Buyer set forth in Article 4 shall be true and correct in all material respects (except that those representations and warranties which are qualified as to material, materiality, Material Adverse Effect or similar expressions shall be true and correct in all respects) as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which speak as of a specified date shall speak only as of such date) and the Sellers shall have received a certificate of Buyer to such effect signed by a duly authorized officer thereof.
          8.2 Buyer’s Performance.
     The covenants and obligations that Buyer or Newco is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects (except that those covenants and obligations which are qualified as to material, materiality, Material Adverse Effect or similar expressions, or are subject to the same or similar type exceptions, shall have been performed and complied with in all material respects), and the Sellers shall have received a certificate from Buyer to such effect signed by a duly authorized officer thereof.
          8.3 No Order.
     No Governmental Authority shall have enacted, issued, promulgated or entered any Order which is in effect and which has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.
          8.4 Governmental Authorizations.
     All requisite Governmental Authorizations or waiting periods following governmental filings shall have been obtained or expired (including, if applicable, expiration of the applicable waiting periods under the HSR Act).
***Confidential Treatment Requested***

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          8.5 Agreements.
     Each of the documents referred to in Section 2.3 to be executed by Buyer, Newco and/or the Escrow Agent shall have been executed and delivered by such Person. Each of the actions referred to in Section 2.3 to be performed by Buyer or Newco shall have been performed by such Person.
ARTICLE 9
POST-CLOSING COVENANTS
          9.1 Access to Books, Records, Etc.
     Buyer agrees that, after the Closing, it will, and will cause the Surviving Corporation to, cooperate with and make available to the Sellers during normal business hours and upon reasonable notice, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date that are necessary or useful in connection with any inquiry, audit, investigation, dispute, litigation or other proceeding or similar matter, including the preparation of the Closing Date Balance Sheet. Buyer agrees that it shall, and shall cause the Surviving Corporation to, preserve and keep all books and records of Buyer, Newco and the Company for a period of at least seven (7) years from the Closing Date.
     The Sellers agree that, after the Closing, they will cause Healthpoint to make available to the Sellers during normal business hours and upon reasonable notice, all books and records and information relating to the Business retained and remaining in existence after the Closing Date that is necessary or useful in connection with any inquiry, audit, investigation, dispute, litigation or other proceeding or similar matter. The Sellers agree that they shall cause Healthpoint to preserve and keep all such books and records for a period of at least seven (7) years from the Closing Date.
          9.2 Further Assurances.
     In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties shall (and shall cause their subsidiaries to) take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 11).
          9.3 Litigation Support; Attorney-Client Privilege.
     In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties shall (and shall cause their subsidiaries to) cooperate with him, her, or it and his, her, or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 11).

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          9.4 Employee Benefit Arrangements.
     Buyer shall have no liability with respect to any of the Benefit Plans and the Sellers and the Company shall terminate all Benefit Plans sponsored by the Company immediately prior to the Closing Date or take all necessary action to cause the Company to cease to be a participating employer in any Benefit Plans sponsored by the Sellers. However, for a period of at least one year after the Closing Date, for so long as the Surviving Corporation continues to employ an individual who was an employee of the Company at Closing, Buyer agrees to cause the Surviving Corporation to pay to such employee substantially similar compensation (including base salary and a comparable bonus plan, but excluding equity or phantom equity awards and 401(k) match contributions) as that paid by the Company to such employee immediately prior to the Closing, and to provide such employee with Buyer benefits that are substantially similar in the aggregate to the benefits provided to such employee under the Benefit Plans immediately prior to the Closing. In addition, Buyer shall cause the Surviving Corporation to (a) grant credit to each employee of the Company for all unused vacation and sick leave existing as of the Closing and (b) recognize service with the Company prior to the Closing as deemed service with the Surviving Corporation for purposes of any length of service requirements, waiting periods, vesting periods (other than with respect to any Buyer equity incentives) and differential benefits based on length of service, and with credit under any welfare benefit plan for any deductibles or co-insurance paid for the current plan year under any plan maintained by the Company, to the extent permitted by such plan. To the extent any amounts payable to or for the benefit of the employees of the Company with respect to any Benefit Plan or otherwise is set forth on the Closing Date Balance Sheet, Buyer agrees to cause the Surviving Corporation to pay such amounts to or for the benefit of the employees of the Company. In the event that the Buyer or the Surviving Corporation terminates any employee after the Closing without cause, the Buyer shall be responsible for the payment of any applicable Buyer Severance Expenses.
          9.5 Cooperation on Tax Matters; Transfer Taxes.
     (a) The Sellers shall cause to be prepared and submit to the Buyer for timely filing all Tax Returns of the Company for the taxable periods ending on or prior to the Closing Date (“Pre-Closing Tax Period”) that are due after the Closing Date and Sellers shall pay any Taxes due thereon. After the Closing and in connection with the preparation of any such Tax Returns, Buyer and the Surviving Corporation shall grant or cause to be granted to the Sellers, or their representatives, access to all of the information, books and records relating to the Company within Buyer’s or the Surviving Corporation’s possession or control and shall furnish the assistance and cooperation of such personnel of Buyer and the Surviving Corporation as may reasonably be requested in connection therewith. Sellers shall be entitled to any credits or refunds of income Taxes of the Company with respect to any taxable periods of the Company ending before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Surviving Corporation for periods that end after the Closing Date; it being understood that all Taxes shown as due and payable on such Tax Returns shall be the responsibility of Buyer. The Parties further agree and acknowledge that (i) the Company’s Transaction Expenses not subject to capitalization shall be expenses of the Company reported on its Tax Returns for the short taxable year ending on the Closing Date, and (ii) neither the

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Surviving Corporation nor Buyer shall deduct the Company’s Transaction Expenses not subject to capitalization on any Tax Return for any taxable period beginning after the Closing Date.
     (b) The Sellers shall be liable for, and shall pay any and all transfer, sales, use, excise, goods and services, health services, conveyance, recording or any other similar fees or Taxes (including, without limitation, title recording or filing fees, transfer Taxes and other amounts payable in respect of transfer filings), and all documentary or other stamp Taxes, arising out of or related to the Merger and the other transactions contemplated by this Agreement. The Parties shall consult with each other in good faith and shall cooperate fully with each other in planning for the reduction or elimination of any such Taxes.
     (c) If a claim for Taxes, including, without limitation, notice of a pending or threatened audit, shall be made by any Taxing Authority in writing (a “Tax Claim”), which, if successful, might result in an indemnity payment pursuant to this Agreement, the party seeking indemnification (the “Tax Indemnified Party”) shall notify the other party (the “Tax Indemnifying Party”) in writing of the Tax Claim within 15 business days of receipt of such Tax Claim. If notice of a Tax Claim (a “Tax Notice”) is not given to the Tax Indemnifying Party within such 15 day period, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party to the extent the Tax Indemnified Party was materially prejudiced by such delay. The Sellers shall have the sole right to represent the interests of the Surviving Corporation in any Tax audit or administrative or court proceeding relating to the Pre-Closing Tax Period, and to employ counsel of their choice; provided, however, if any issue or potential adjustment in such proceeding would or could result in an increase in the Surviving Corporation’s Taxes for any period following the Closing Date, then the Surviving Corporation shall have the right to participate in such proceeding (as it relates to such issue or adjustment) and Sellers shall not be entitled to settle or compromise such issue or adjustment without the prior consent of the Surviving Corporation. If the Sellers decide not exercise such right, the Sellers shall be entitled to participate in the defense of any claim for Taxes for the Pre-Closing Tax Period that may be subject to indemnification by the Sellers pursuant to this Section 9.5. Notwithstanding the foregoing, neither Buyer nor the Surviving Corporation shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes that would result in a claim for indemnification pursuant to Section 9.5 without the prior written consent of the Stockholder Representative.
     (d) Until the Closing Date, the Company shall not make or change any material election in respect to Taxes, adopt or change any accounting method in respect to Taxes, enter into any closing agreement settle any claim or assessment in respect of Taxes, file any amended Tax return, surrender any refund claim, or consent to any extension or waiver of the limitation period or period of assessment or reassessment applicable to any claim or assessment in respect of Taxes, except with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.
     (e) The Stockholder Representative shall be entitled, where permitted by law, to elect to carry back to a Pre-Closing Tax Period or Periods any net operating loss, net capital loss, charitable contribution or other Tax item attributable to the Pre-Closing Tax Period. In connection therewith, the Buyer or the Surviving Corporation shall permit the Stockholder

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Representative to control the prosecution of any such refund claim at the Sellers’ expense and, where deemed appropriate by the Stockholder Representative, shall cause the Surviving Corporation and any of its successors to authorize by appropriate powers of attorney such persons as the Stockholder Representative shall designate to represent the Surviving Corporation or any of their successors with respect to such refund claim. Any refunds or credits of Taxes of the Company received from the applicable Taxing Authority for the Pre-Closing Tax Period (including, without limitation, refunds or credits arising by reason of amended Tax Returns filed after the Closing Date) shall be for the account of the Sellers and shall be paid by Buyer or the Surviving Corporation to the Stockholder Representative within 10 days after Buyer or the Surviving Corporation receives such refund or after the relevant Tax Return is filed in which the credit is applied against the Surviving Corporation’s or Buyer’s or their Affiliates’ liability for Taxes.
     (f) Except for the offset rights set forth in Section 11.8, this Section 9.5 shall govern the procedures with respect to Taxes. Notwithstanding any provision of this Agreement to the contrary, the covenants, agreements and obligations of the Parties in this Section 9.5 shall survive the Closing.
          9.6 Restrictive Covenants.
     (a) Each Seller covenants that, during the Noncompetition Period, such Seller shall not, and it shall cause its Affiliates not to, directly or indirectly, in any capacity, work for, engage in or have any direct or indirect ownership interest in, or permit such Seller’s or any such Affiliate’s name to be used in connection with, any business anywhere in the United States which is engaged, either directly or indirectly, in the business of developing, marketing or selling any dermatologic products that are competitive with products manufactured, marketed, and sold by, or services provided by, the Company as of the Effective Date; provided, however, such Seller and its Affiliates shall be able to sell skin products in the acute care (i.e., hospital, wound care clinics, surgery centers, outpatient clinics and home health) and extended care (i.e., nursing home and retirement home) markets as well as wound care products in the dermatology market for the treatment, prevention or healing of wounds; and, provided further, such Seller and its Affiliates shall continue to have the ability to manufacture and perform research and development and other services related to such products as well as dermatologic products of any kind or nature, including dermatologic products substantially similar to and in direct competition with any of the Company Products or future products to be developed by the Buyer or its Affiliates, provided that the Sellers do not use or otherwise disclose any Company Intellectual Property in the process of performing and/or providing such services, and provided further, that such manufacturing, research and development activities or other related services are for the sole benefit of and on behalf of unaffiliated independent third parties (the “Restricted Business”). It is recognized that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 9.6(b)) are therefore not appropriate.
     (b) Each Seller covenants that, commencing on the Closing Date and for a period of 24 months after the Closing Date, such Seller shall not, and it shall cause its Affiliates not to,

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
solicit the employment or engagement of services of any person who is or was employed as an employee, consultant or contractor of the Company on the Effective Time or at any time within the twelve (12) months preceding the Effective Time; provided, however, the Sellers and their Affiliates shall be permitted to (i) solicit the employment or engagement of services of any such person who is affirmatively terminated by the Surviving Corporation after the Closing Date, (ii) solicit the employment or engagement of services of any such person who resigns from the Surviving Corporation if such person is required by the Surviving Corporation to relocate to a place of employment that is more than 30 miles away from their place of employment as of the Effective Time, (iii) engage in any advertisement for, or general solicitation of, employment that is not specifically targeted at such persons or (iv) hire any such person who responds to any solicitation permitted by clause (i), clause (ii) or clause (iii); and provided further, that the Surviving Corporation shall not be obligated to pay severance to any employee hired by any Seller or their Affiliates, as permitted by this Section 9.6, during the period in which such employee is also employed by any Seller or its Affiliates.
     (c) The Sellers acknowledge that the restrictions contained in this Section 9.6 are reasonable and necessary to protect the legitimate interests of the Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. The Sellers acknowledge that any violation of this Section 9.6 will result in irreparable injury to Buyer and agree that Buyer shall be entitled to preliminary and permanent injunctive relief without the necessity of proving actual damages.
     (d) In the event that any covenant contained in this Section 9.6 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Legal Requirements in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Legal Requirements. The covenants contained in this Section 9.6 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
          9.7 Confidential Information.
               The Sellers covenant that they shall, and shall cause their Affiliates to, hold confidential all Company Intellectual Property and all other proprietary technical, financial and business information relating to the Company, which may include, but is not limited to, technical data, trade secrets, know-how, intellectual property or other materials owned or controlled by the Company at the time of Closing, including, but not limited to, research, product plans, products, samples, specifications, service plans, services, customer lists, customers, markets, software, developments, inventions, processes, formulas, chemical applications, laboratory instruments, laboratory methods of analysis, interpretation of lab results, techniques, technology, manufacturing methods, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information, and all analyses, compilations, studies or other materials prepared by or on behalf of the Company.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
          9.8 Negotiation of Property Purchase.
               For a period of six (6) months following the Effective Time, the Parties will negotiate in good faith with respect to the purchase by the Surviving Corporation (or such other Affiliate of the Buyer as the Buyer may designate) of the real property that is subject to the Amended and Restated Facility Lease.
          9.9 Certain Company Liabilities.
               DFB acknowledges and agrees that it shall be obligated to pay, and shall pay within a reasonable time after the Closing Date, all amounts arising through the Closing Date with respect to Company employee bonuses, 401(k) matching payments and self-insured medical claims.
ARTICLE 10
TERMINATION
          10.1 Termination Events.
     This Agreement may be terminated prior to the Closing:
     (a) by mutual written consent of the Company and Buyer;
     (b) by written notice from the Company to Buyer if the transactions contemplated hereunder shall not have been consummated by November 15, 2008 (as such date may be extended as provided below, the “End Date”) (unless the failure to consummate the transactions contemplated hereunder is attributable to the breach of any representations or a failure on the part of the Company or the Sellers or their respective Affiliates to perform any obligation required to be performed by such Party or its Affiliates at or prior to the Closing);
     (c) by written notice from Buyer to the Company if the transactions contemplated hereunder shall not have been consummated by the End Date (unless the failure to consummate the transactions contemplated hereunder is attributable to the breach of any representations or a failure on the part of Buyer or its Affiliates to perform any obligation required to be performed by Buyer or its Affiliates at or prior to the Closing);
     (d) by written notice from Buyer to the Company, unless Buyer is then in material default or breach of this Agreement, following a material breach of any covenant or agreement of the Sellers or the Company contained in this Agreement, or if any representation or warranty of the Sellers contained in this Agreement shall be or shall have become inaccurate, in either case such that any of the conditions set forth in Section 7.1 and Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty was or shall have become inaccurate; provided, however, that: (i) if such breach or inaccuracy is curable by the Sellers or the Company, then Buyer may not terminate this Agreement under this Section 10.1(d) with respect to the particular breach or inaccuracy provided the Sellers or the Company cures such breach or inaccuracy within thirty (30) days after written notice of such breach from Buyer is received by the Company; and (ii) the right to terminate this Agreement under this

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Section 10.1(d) shall not be available to Buyer if the breach is the result of any willful act on the part of Buyer designed to impede the consummation of any transaction contemplated hereby; or
     (e) by written notice from the Company to Buyer, unless the Company or any Seller is then in material default or breach of this Agreement, following a material breach of any covenant or agreement of Buyer or Newco contained in this Agreement, or if any representation or warranty of Buyer contained in this Agreement shall be or shall have become inaccurate, in either case such that any of the conditions set forth in Section 8.1 and Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty was or shall have become inaccurate; provided, however, that: (i) if such breach or inaccuracy is curable by Buyer or Newco, then the Company may not terminate this Agreement under this Section 10.1(e) with respect to the particular breach or inaccuracy provided Buyer or Newco cures such breach or inaccuracy within thirty (30) days after written notice of such breach from the Company is received by Buyer and (ii) the right to terminate this Agreement under this Section 10.1(e) shall not be available to the Company if the breach is the result of any willful act on the part of the Company or the Sellers designed to impede the consummation of any transaction contemplated hereby.
Notwithstanding the foregoing, in the event that, as of the End Date, all conditions to the obligations of the Parties set forth in Article 7 and Article 8 have been satisfied or waived (other than those that are to be satisfied by action taken at the Closing) other than the condition that all Governmental Authorizations or waiting periods following governmental filings required under the HSR Act have been obtained or expired (as set forth in Section 7.4 and Section 8.4), then the End Date shall automatically be extended to January 15, 2009.
          10.2 Effect of Termination.
     In the event of any termination of this Agreement pursuant to Section 10.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any Party to consummate the transactions contemplated hereby; provided, however, that (a) no such termination shall relieve any Party from liability for damages arising out of or with respect to the breach of this Agreement by such Party prior to such termination and (b) the confidentiality provisions of Section 6.2, and the expense responsibility provisions of Section 12.12 shall remain in full force and effect and survive any termination of this Agreement.
ARTICLE 11
INDEMNIFICATION; REMEDIES
          11.1 Survival.
     The representations and warranties contained in Section 3.[...***...], Section 3.[...***...] and Section 3.[...***...] shall survive in perpetuity; the representations and warranties contained in Section 3.[...***...], Section 3.[...***...] and Section 3.[...***...] shall survive until the expiration of the statute of limitations applicable thereto (without regard to any extensions thereof); and the other representations and warranties of the Parties contained in this Agreement shall survive the Closing until the date that is eighteen (18) months following the Closing. (The representations and warranties contained in Section 3.[...***...], Section 3.[...***...], Section 3.[...***...], Section
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3.[...***...], Section 3.[...***...] and Section 3.[...***...] are collectively hereinafter referred to as the “Unlimited Representations.”) The covenants and other agreements made by the Parties in this Agreement shall survive the execution and delivery of this Agreement and the Closing and continue in full force and effect thereafter for the time period specified in the respective covenant or, if no time period is specified, for so long as such covenants remain executory in nature. Notwithstanding anything to the contrary contained in this Agreement, no claim with respect to a breach of any representation or warranty may be asserted nor any action commenced against any Party obligated to provide indemnification pursuant to this Article 11 unless written notice describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action is received by such Party on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in this Section 11.1; provided, however, that any written notice of a claim submitted in accordance herewith (including the requirement that the facts and circumstances of such claim be described in reasonable detail) shall be deemed to preserve the subject matter of such claim for indemnification for purposes hereof even if the Losses attributable to such claim have not, as of the date the claim is submitted, been paid or even definitively quantified so long as the amount of such claim has been accrued for, in accordance with GAAP, on the balance sheet of the party suffering such Losses.
          11.2 Indemnification by the Sellers.
     (a) Subject to the limitations set forth below, including specifically, the limitations contained in Section 11.2(b), Section 11.2(c) and Section 11.2(d), the Sellers agree, subject to the other terms and conditions of this Article 11, to indemnify, defend and hold harmless Buyer and Newco (and with respect to any period after the Effective Time, the Surviving Corporation), and each of their respective directors, officers, employees and Affiliates (collectively, the “Buyer Indemnitees”), from and against any and all Losses incurred or suffered by any such Buyer Indemnitee that are related to or arise, directly or indirectly, out of (i) the breach of any representation or warranty of the Sellers contained in Article 3 of this Agreement or in any certificate delivered by the Stockholder Representative at the Closing pursuant to Section 7.1 as it related to such representations and warranties, (ii) any breach by the Sellers of any covenants or agreements to be performed by the Sellers pursuant to this Agreement, (iii) any breach by the Company of any covenants or agreement to be performed by it pursuant to this Agreement on or prior to the Closing Date, (iv) [...***...] arising from the [...***...] or [...***...] of the [...***...] or [...***...] of the [...***...] prior to the [...***...], (v) any claim that arises out of facts which occurred prior to the formation of the Company that would have constituted a breach of any representation and warranty of the Sellers contained in Article 3 of this Agreement if the Company had been formed prior to the occurrence of such facts, which facts are not otherwise rectified prior to the Closing Date, (vi) any claim made by any Seller or any Affiliate of any Seller against the Company relating to facts arising prior to the Closing, (vii) any Third Party Claim for [...***...] of a [...***...] arising from [...***...] which [...***...] and (viii) any Third Party Claim for [...***...] of a [...***...] by the [...***...] that arises out of or in connection with the [...***...] of [...***...] the [...***...].
     (b) Notwithstanding anything to the contrary contained in this Agreement, the sole and exclusive remedies of the Buyer Indemnitees or any other Person for any breach by the Company prior to the Closing or the Sellers of any provision of this Agreement, or otherwise
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arising out of or in connection with the transactions contemplated hereby, shall consist solely of (i) the rights of the Buyer Indemnitees to indemnification by the Sellers (including the Individual Sellers), subject to the limitations set forth in Section 11.2(d), for any Losses indemnifiable under Section 11.2(a) solely from funds held by the Escrow Agent pursuant to the Indemnity Escrow Agreement, (ii) the rights of the Buyer Indemnitees to indemnification by DFB, subject to the limitations set forth in Section 11.2(d), for any Losses indemnifiable under Section 11.2(a), (iii) the right to pursue any available remedies at law or in equity against any Seller for any fraud or intentional misrepresentation committed by such Seller and (iv) the right to pursue specific performance and other equitable remedies for any matter that is indemnifiable under Section 11.2(a)(ii) or Section 11.2(a)(iii). In no event shall any Buyer Indemnitee or any other Person be entitled to punitive damages or the like for any breach of any term hereunder.
     (c) Notwithstanding anything to the contrary contained in this Agreement, no Individual Seller shall be liable for any indemnity obligation under this Section 11.2 or under any other provision of this Agreement or for any other liability otherwise arising out of or in connection with the transactions contemplated hereby, except that each Individual Seller shall be severally, and not jointly and severally, liable for his or her own fraud or intentional misrepresentation in an amount not to exceed the Merger Consideration received by such Individual Seller.
     (d) The indemnification obligations of the Sellers pursuant to Section 11.2(a) shall not be effective until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant thereto exceeds $[...***...] (the “Deductible”), and then only to the extent such aggregate amount of Losses exceeds the Deductible; provided, however, in the case of (i) fraud or intentional misrepresentation or (ii) an indemnity claim with respect to any Unlimited Representation, the Deductible shall not apply. The indemnification obligations of the Sellers pursuant to Section 11.2(a) shall be limited, in the aggregate, to $[...***...] (the “Sellers Cap”), and no indemnification pursuant to such provisions shall be payable in excess of the Sellers Cap; provided, however, that in the case of (A) fraud or intentional misrepresentation or (B) an indemnity claim with respect to any Unlimited Representation, the Sellers Cap shall not apply and such aggregate limitation on indemnification shall be 100% of the Merger Consideration. For so long as the Indemnity Escrow Agreement is in effect and to the extent that sufficient funds are held pursuant thereto, the Buyer Indemnitees shall first make a claim against the funds held pursuant to the Indemnity Escrow Agreement in accordance with its terms for payment of any indemnification obligation to which any Buyer Indemnitee is entitled pursuant to Section 11.2(a).
     (e) The Sellers shall have no obligation to indemnify the Buyer Indemnitees with respect to any liabilities or assets of the Company (or the Surviving Corporation) to the extent included as a liability in the calculation of the Adjusted Net Working Capital, as finally determined under the procedures set forth in Section 2.5.
     (f) If an indemnification obligation exists under Section 11.2(a) due to the inaccuracy of any representation or warranty or breach of any covenant under this Agreement, the amount of any Losses related to such inaccuracy will be calculated without regard to any qualifications as to materiality or Material Adverse Effect contained in such representation or warranty or
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covenant; provided, however, that no individual claim by a Buyer Indemnitee may be asserted, and the Sellers shall have no indemnification obligation under Section 11.2(a)(i) with respect to any such claim for breach of representation or warranty qualified by materiality or Material Adverse Effect, unless the aggregate amount of Losses that would be payable with respect to such claim exceeds an amount equal to $[...***...] (it being understood that similar individual claims will be aggregated for purposes of this Section 11.2(f)).
          11.3 Indemnification by Buyer.
     (a) Buyer agrees, subject to the other terms and conditions of this Article 11, to indemnify, defend and hold harmless the Company (prior to the Closing), each Seller and their respective directors, officers, employees and Affiliates (collectively, the “Seller Indemnitees”), from and against any and all Losses incurred or suffered by any such Seller Indemnitee that are related to or arise, directly or indirectly, out of (i) the breach of any representation or warranty of Buyer contained in Article 4 of this Agreement or in any certificate delivered by Buyer at the Closing pursuant to Section 8.1 as it related to such representations and warranties and (ii) any breach by Buyer or Newco (or with respect to any period after the Effective Time, the Surviving Corporation) of any covenants or agreements to be performed by such Person pursuant to this Agreement.
     (b) Notwithstanding anything to the contrary contained in this Agreement, the sole and exclusive remedies of the Seller Indemnitees or any other Person for any breach by Buyer or Newco (or with respect to any period after the Effective Time, the Surviving Corporation) of any provision of this Agreement, or otherwise arising out of or in connection with the transactions contemplated hereby, shall consist solely of (i) the rights of the Seller Indemnitees to reimbursement by Buyer, subject to the limitations set forth in Section 11.3(c), for any Losses indemnifiable under Section 11.3(a), (ii) the right to pursue any available remedies at law or in equity against Buyer for any fraud or intentional misrepresentation committed by Buyer and (iii) the right to pursue specific performance and other equitable remedies for any matter that is indemnifiable under Section 11.3(a)(ii). In no event shall any Seller Indemnitee or any other Person be entitled to punitive damages or the like for any breach of any term hereunder.
     (c) The indemnification obligations of Buyer pursuant to Section 11.3(a) shall not be effective until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant thereto exceeds the Deductible, and then only to the extent such aggregate amount of Losses exceeds the Deductible; provided, however, in the case of fraud or intentional misrepresentation or in the case of an indemnity claim under Section 4.1 or Section 4.2, the Deductible shall not apply. The indemnification obligations of Buyer pursuant to Section 11.3(a) shall be limited, in the aggregate, to $[...***...] (the “Buyer Cap”), and no indemnification pursuant to such provisions shall be payable in excess of the Buyer Cap; provided, however, that in the case of fraud or intentional misrepresentation, the Buyer Cap shall not apply and such aggregate limitation on indemnification shall be 100% of the Merger Consideration.
     (d) If an indemnification obligation exists under Section 11.3(a) due to the inaccuracy of any representation or warranty or breach of any covenant under this Agreement, the amount of any Losses related to such inaccuracy will be calculated without regard to any qualifications as
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to materiality or Material Adverse Effect contained in such representation or warranty or covenant; provided, however, that no individual claim by a Seller Indemnitee may be asserted, and Buyer and Newco (and with respect to any period after the Effective Time, the Surviving Corporation) shall have no indemnification obligation under Section 11.3(a)(i) with respect to any such claim for breach of representation or warranty qualified by materiality or Material Adverse Effect, unless the aggregate amount of Losses that would be payable with respect to such claim exceeds an amount equal to $[...***...] (it being understood that similar individual claims will be aggregated for purposes of this Section 11.3(d)).
          11.4 Notice of Potential Claims for Indemnification.
     Except as otherwise provided in Section 9.5(c), a party entitled to indemnification under Section 11.2 or Section 11.3 (the “Indemnitee”) shall give the party obligated to provide such indemnification (the “Indemnifying Party”) prompt written notice (an “Indemnification Notice”) of any matter or event that could give rise to any Losses for which indemnification under this Article 11 may be due, including but not limited to any Third Party Claim, which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement of any litigation that may result in Losses (an “Asserted Liability”). Each Indemnification Notice shall specify with particularity the basis on which indemnification is sought and the Indemnitee’s good faith estimate of the amount of its Losses and/or Asserted Liability and, in the case of a Third Party Claim, contain (by attachment or otherwise) all such other information as such Indemnitee may have concerning such Third Party Claim. After the delivery of an Indemnification Notice, the Indemnitee shall provide prompt written notice to the Indemnifying Party of all developments relating to the related Losses or Asserted Liability and any material changes in the Indemnitee’s good faith estimate of the amount of its Losses or Asserted Liability. The Indemnitee shall provide the Indemnifying Party with access, upon reasonable notice and during normal business hours, to its books and records, properties and personnel relating to the Losses or Asserted Liability. The Indemnitee will not be entitled to indemnification for Losses or Asserted Liabilities of the Indemnitee to the extent that any unreasonable delay in providing an Indemnification Notice or notice of future developments or other failure to follow the procedures set forth in this Article 11 prejudices the Indemnifying Party’s ability to defend a Third Party Claim or otherwise affects the Indemnifying Party’s ability to reduce the amount of indemnifiable Losses.
          11.5 Claims Not Involving Third Parties.
     Upon receipt of an Indemnification Notice not involving a Third Party Claim, the Indemnifying Party shall have twenty (20) business days to object to the claim set forth in the Indemnification Notice by delivery of a written objection (an “Objection”) to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely deliver an Objection shall constitute a final and binding acceptance of the claim by the Indemnifying Party. If the Indemnifying Party timely delivers an Objection, the parties shall in good faith seek to resolve any dispute within the twenty (20) business day period following the Objection (the “Dispute Resolution Period”). If the parties have not resolved their dispute within the Dispute Resolution Period, either Party may bring an action pursuant to Section 12.8 and the parties shall proceed in accordance therewith. Upon resolution of a dispute and the determination of indemnifiable Losses pursuant to a final, non-appealable order in favor of an Indemnitee, such Indemnitee shall be entitled to be paid
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by the Indemnifying Party an aggregate amount equal to such Losses within five (5) business days of such order by wire transfer of immediately available funds to such account as such Indemnitee may specify in writing to the Indemnifying Party.
          11.6 Third Party Claims.
     The obligations and liabilities of an Indemnifying Party hereunder with respect to a Third Party Claim for which an Indemnitee is entitled to indemnification pursuant to this Article 11 shall be subject to the terms and conditions set forth in this Article 11. An Indemnifying Party shall have the right to contest any Asserted Liability so long as it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so by sending a notice to the Indemnitee. An Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Asserted Liability without the prior written consent of the Indemnitee, which consent shall not unreasonably be withheld. So long as the Indemnifying Party is contesting any Asserted Liability, the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to the Asserted Liability. If the Indemnifying Party elects not to contest the Asserted Liability, the Indemnitee (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability, provided that Indemnitee obtains the prior written consent of the Indemnifying Party, which consent shall not unreasonably be withheld. In any event, the Indemnifying Party and the Indemnitee may participate, at their own expense, in the contest of an Asserted Liability. The Indemnifying Party and the Indemnitee shall cooperate fully with each other as to all Asserted Liabilities, shall make available to each other as reasonably requested all information, records, and documents relating to all Asserted Liabilities and shall preserve all such information, records, and documents until the termination of any Asserted Liability.
          11.7 Subrogation.
     Upon payment of any Losses or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Losses or Third Party Claim. The Indemnitee shall assign or otherwise cooperate with the Indemnifying Party, at the cost and expense of the Indemnifying Party, to pursue any claims against, or otherwise recover amounts from, any Person liable or responsible for any Losses for which indemnification has been received pursuant to this Agreement.
          11.8 Insurance and Other Recoveries.
     Losses and all indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds actually received by the Indemnitee or its Affiliates (net of any applicable deductible) as a result of the Losses for which the Indemnitee is seeking indemnification.
          11.9 Acknowledgement of Buyer.
     Buyer acknowledges that it has (a) conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and (b) relied on the results of its own independent

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investigation and verification and the representations and warranties of the Sellers expressly and specifically set forth in this Agreement, including the Disclosure Schedules (and updated Disclosure Schedules), in making its determination to proceed with the transactions contemplated by this Agreement. The representations and warranties of the Sellers expressly and specifically set forth in this Agreement, including the Disclosure Schedules (and updated Disclosure Schedules), constitute the sole and exclusive representations and warranties of the Sellers and the Company to Buyer in connection with the transactions contemplated hereby, and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including, but not limited to, any relating to the future or historical financial condition, results of operations, assets or liabilities of the Company, or the quality, quantity or condition of the Company’s assets) are specifically disclaimed by the Sellers (on behalf of themselves and the Company). The Sellers and the Company do not make or provide, and Buyer hereby waives, any warranty or representation, express or implied, as to the quality, merchantability, fitness as for a particular purpose, conformity to samples, or condition of the Company’s assets or any part thereto, except as expressly set forth in Section 3.7. In connection with Buyer’s investigation of the Company, Buyer has received certain projections, pro forma financials or adjustments, including projected statements of operating revenues and income from operations of the Company and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, pro forma financials, adjustments and plans, that Buyer is familiar with such uncertainties and that Buyer is taking full responsibility for such estimates, projections, forecasts, pro forma financials, adjustments and plans so furnished to it, including, without limitation, the reasonableness of the assumptions underlying such estimates, projections, forecasts, pro forma financials, adjustments and plans Accordingly, Buyer hereby acknowledges that neither the Company nor the Sellers is making any representation or warranty with respect to such estimates, projections, forecasts, pro forma financials, adjustments and plans, including, without limitation, the reasonableness of the assumptions underlying same.
          11.10 Stockholder Representative.
     Each of the Sellers hereby appoint DFB or its agents, successors or assigns as their exclusive agent and attorney-in-fact to act on its behalf with respect to any claims, controversies, or disputes arising out of the terms of this Agreement (the “Stockholder Representative”). The Sellers further agree that the Stockholder Representative shall have the power to (a) receive all notices and communications directed to the Sellers with respect to any claims, controversies, or disputes arising out of the terms of this Agreement and to take any action or no action in connection therewith as it may deem appropriate, and (b) to take any action (or determine to take no action) with respect to the foregoing appointment and authority as it may deem appropriate as effectively as the Sellers could act themselves, including the settlement or compromise of any dispute or controversy under the indemnification provisions hereof, the Indemnity Escrow Agreement, the Return Escrow Agreement or any other document entered into in connection herewith. The authority granted hereunder is deemed to be coupled with an interest. For purposes of clarity, the adoption of this Agreement by the Sellers constitutes approval of the appointment of DFB to serve as the Sellers’ representative on such indemnification matters and to have sole power with respect to the authorization of disbursements of funds from the Escrow Amounts to Buyer.

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          11.11 [***].
     The [***] hereby [***] to the [***] the [***] of its [***] pursuant to the terms, and subject to the limitations, set forth in this Article 11. The [***] hereby [***] of [***] of any [***], any [***], [***] whatsoever in connection with the [***] set forth in this Section 11.11. This [***] shall continue in full force and effect until [***] with respect to any [***] that are [***] herewith prior to the [***] of the [***] have been [***], at which time this [***] shall automatically expire and terminate. The [***] hereby covenant and agree with the [***] that the [***] shall at all times prior to the [***] of the [***], maintain, in the aggregate, a [***] of not less than $[***]. [***] shall mean [***]; provided, however, that at any time after the [***] of the [***], the [***] shall have the [***], by giving written notice thereof to the [***], to [***] one or more [***] as [***] hereunder if such [***] (i) satisfy the [***] set forth in the [***] as of the date of such [***] and (ii) execute and deliver to the [***] a written [***] in the form of this Section 11.11. Upon any such [***] of [***] pursuant to the preceding sentence, the [***] given by the [***] so [***] shall be [***] and of [***] or [***].
ARTICLE 12
GENERAL PROVISIONS
          12.1 Public Announcements.
     The initial press release relating to the transactions contemplated by this Agreement shall be a joint press release, the text of which has been agreed to by the Sellers and Buyer.
          12.2 Notices.
     All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt), or (b) when received by the addressee, if sent by a delivery service (prepaid, receipt requested) or (c) when received by the addressee, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses, representative and telecopier numbers as a Party may designate by notice to the other Parties):
(i)	If to Buyer or Newco:
Valeant Pharmaceuticals International
One Enterprise
Aliso Viejo, CA 92656
Attention:
Facsimile:
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with a copy (which shall not constitute notice) to:

Attention:
Facsimile:
(ii)	If to the Stockholder Representative:
DFB Pharmaceuticals, Inc.
3909 Hulen St.
Fort Worth, Texas 76107
Attention: H. Paul Dorman
Facsimile: (817) 900-4101
with a copy (which shall not constitute notice) to:
Mark A. Mitchell
Vice President and General Counsel
DFB Pharmaceuticals, Inc.
318 McCullough
San Antonio, Texas 78215
Facsimile: (210) 227-6132
(iii)	If to any other Seller:
To the address for such Seller set forth on Exhibit A
with a copy (which shall not constitute notice) to:
Mark A. Mitchell
Vice President and General Counsel
DFB Pharmaceuticals, Inc.
318 McCullough
San Antonio, Texas 78215
Facsimile: (210) 227-6132
          12.3 Waiver.
     Except as explicitly provided in this Agreement (including Section 11.2 and Section 11.3), the rights and remedies of the Parties under this Agreement are cumulative and not alternative and are not exclusive of any right or remedies that any Party may otherwise have at law or in equity. Except as set forth in Article 11, neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or

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privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one Party shall be deemed to be a waiver of any right of the Party giving such notice or demand to take further action without notice or demand.
          12.4 Entire Agreement; Amendment.
     This Agreement (including the Disclosure Schedules and the Exhibits hereto) and the other Transaction Documents supersede all prior agreements between the Parties with respect to its subject matter and constitute (along with the Non-Disclosure Agreement) a complete and exclusive statement of the terms of the agreements between the Parties with respect to their subject matter. This Agreement may not be amended except by a written agreement executed by all of the Parties hereto.
          12.5 Assignments.
     This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by any Party hereto, by operation of law or otherwise, without the express written consent of each other Party (which consent may be granted or withheld in the sole discretion of each such other Party).
          12.6 Severability.
     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party in any material respect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
          12.7 Section Headings; Construction.
     The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Article,” “Section” or “Sections” refer to the corresponding Article, Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The Exhibits attached hereto and the Disclosure Schedules referred to herein and attached hereto are hereby incorporated herein and made a part hereof as if fully set forth herein.
          12.8 Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver.
     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

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     (b) All actions and proceedings arising out of or relating to this Agreement, including any actions for specific performance or other equitable relief, shall be heard and determined in a state or federal court sitting in Fort Worth, Texas, and the Parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The Parties hereto hereby consent to service of process by mail (in accordance with Section 12.2) or any other manner permitted by law.
     (c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE SELLERS, BUYER OR THEIR RESPECTIVE REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF.
          12.9 Counterparts.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
          12.10 Time of Essence.
     Time is of the essence in this Agreement.
          12.11 No Third Party Beneficiaries.
     This Agreement is for the sole benefit of the Parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.
          12.12 Expenses.
     All expenses of the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, attorneys’, accountants’ and outside advisers’ fees and disbursements, shall be borne by the Party incurring such expenses. Without limiting the foregoing, (a) Buyer shall pay all of the Buyer’s Transaction Expenses and (b) the Sellers shall pay all of the Company’s Transaction Expenses.
(Signatures Appear on Next Page)

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17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     In Witness Whereof, the Parties have caused this Agreement and Plan of Merger to be executed and delivered as of the Effective Date.

COMPANY:		BUYER:
Coria Laboratories, Ltd.		Valeant Pharmaceuticals International

By:	/s/ H. Paul Dorman	By:	/s/ J. Michael Pearson
Name:	H. Paul Dorman	Name:	J. Michael Pearson
Title:	Chairman and CEO	Title:	Chairman and CEO

SELLERS:		NEWCO:
DFB Pharmaceuticals, Inc.		CL Acquisition Corp.

By:	/s/ H. Paul Dorman	By:	/s/ Robert Chai-Onn
Name:	H. Paul Dorman	Name:	Robert Chai-Onn
Title:	Chairman and CEO	Title:	Vice President, Assistant General Counsel

H. Paul Dorman		[...***...]

/s/ H. Paul Dorman		[...***...]

John W. Feik		By:	[...***...]
		Name:	[...***...]
/s/ John W. Feik		Title:	[...***...]

Anne Burnett Windfohr

/s/ Anne Burnett Windfohr

John L. Marion

/s/ John L. Marion

John W. Mason

/s/ John W. Mason

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Schedule I
Allocation of Product Returns for Specified Lot Numbers
See Attached

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Exhibit A
Ownership of Company Common
See Attached

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Exhibit B
Working Capital Methodology
The parties acknowledge and agree that because DFB has agreed pursuant to Section 9.9 of the Agreement to pay all amounts arising through the Closing Date with respect to Company employee bonuses, 401(k) matching payments and self-insured medical claims, all such amounts shall have a value of zero in the calculation of Adjusted Net Working Capital as part of the working capital adjustment pursuant to Section 2.5.
The Reserve for Returns account will be fixed at $[...***...] for purposes of calculating Adjusted Net Working Capital and in the Final Closing Balance Sheet.
***Confidential Treatment Requested***

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Exhibit C
Form of Transition Services Agreement
See Attached

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Commission. Confidential Treatment Requested Under
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Exhibit D
Form of Amended and Restated Manufacturing Agreement
See Attached

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Commission. Confidential Treatment Requested Under
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Exhibit E
Form of Assignment of Claims
See Attached

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Exhibit F
Form of Product Development Agreement
See Attached